UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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2025 Proxy Statement and
Notice of Annual Shareholder Meeting
April 29, 2025 ׀ 9:00 a.m. ET
Virtual Meeting

Vote Recommendations	FOR	AGAINST

Notice of the Annual Meeting of Shareholders and 2025 Proxy Statement
March 19, 2025
To the Shareholders of Exelon Corporation:
Details for our 2025 annual meeting of shareholders are below:

Date and Time	Place	Record Date
Tuesday, April 29, 2025 9:00 a.m. ET	The Annual Meeting will be held online: www.virtualshareholdermeeting.com/EXC2025	Monday, March 3, 2025
Shareholders may begin logging in to the meeting at 8:45 a.m. ET and will need the 16-digit control number found on your proxy card or voting instruction form to attend the virtual meeting.

Items of Business	Board Recommendation:
1.Election of nine Directors	FOR ALL
2.Ratify appointment of PricewaterhouseCoopers LLP as independent auditor for 2025	FOR
3.Advisory vote on executive compensation	FOR
Shareholders will conduct any other business properly presented before the meeting. The Board of Directors knows of no other matters to be presented or action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies will vote such matters in their discretion.
Virtual Meeting
Our Annual Meeting is taking place in a virtual-only format, which allows us to connect with more shareholders and provides our shareholders with the opportunities to vote and ask questions that they would have had at an in-person meeting. Shareholders may submit questions in advance of or during the meeting. For more information, please see the FAQ. If you cannot attend the meeting, a replay of our 2025 annual meeting webcast will be available at the Investor Relations section of our website following the date of the meeting. A summary of responses to appropriate questions submitted by shareholders before and during the annual meeting will also be available.
Advance Voting

ONLINE:	Vote online at www.proxyvote.com 24 hours a day
BY PHONE:	Call toll-free 1-800-690-6903
BY MAIL:	If you have received a printed version of these proxy materials, mark, date, sign and mail your proxy card in the postage-paid envelope provided.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2025:
The Notice of 2025 Annual Meeting, Proxy Statement, and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.
On or about March 19, 2025, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our annual meeting.

2025 ׀ Exelon Proxy Statement	1

Letter from the Board of Directors
to Our Shareholders
Dear Fellow Shareholders,
Looking back at 2024, we achieved another year of transformative growth for Exelon. We made a measurable impact leading the energy transformation and delivered value for our shareholders. All of our local energy companies delivered top quartile performance, while executing cost discipline and providing our customers excellent reliability and service. As we head into Exelon’s 25th year of business, we are confident that we will capture the opportunities ahead to create exceptional value in 2025.
Delivering Value for our Shareholders by Committing to our Customers
We delivered on the expectations we laid out for shareholders and customers and generated strong financial performance, allowing us to continue making critical investments. Our operating earnings of $2.50 per share demonstrates strong year-over-year growth and marks the third year in a row we have been in the upper half of our guidance range.
Exelon’s performance also reflected the benefit of the investments we are making on behalf of our customers to ensure cost-effective service across our jurisdictions. We executed our disciplined and robust capital plan that balances necessary investment while maintaining our strong balance sheet and investment grade credit ratings. With continued returns on equity in the 9-10% range, we expect annualized earnings growth of 5-7% through 2028.
We are working hard to ensure our rates meet the value we are delivering to customers, and 2024 was our busiest regulatory calendar year in a decade. The team secured Illinois Commerce Commission approval of a grid and rate plan for ComEd that delivers grid resilience and reliability with a multi-year $595 million rate increase relative to previously approved rates. We secured approval of several other forward-looking rate plans across our jurisdictions, advocating on behalf of customers and ensuring all our stakeholders benefit from our investments. At FERC, Exelon served as a voice for our customers, while positioning the company to take advantage of generational load growth opportunities, including engaging with policymakers on the criticality of energy security.
Building off our success, which has resulted in ComEd and PECO being named to Site Selection magazine’s top 20 list for U.S. utilities’ impact on economic development, and ComEd ranking fifth in the nation for data centers in service, we are excited about our growth opportunities. We see 17GW of incremental, high certainty load coming to our states in the next decade. With our size and scale, including 11,000 miles of transmission lines, Exelon is able to attract new customers and better partner with our states to deliver consistent, sustainable growth in our communities.
Operational Excellence Supported by Focus on Safety
Exelon’s 2024 financial and reliability performance is underpinned by our steadfast focus on operational excellence. All of our operating companies achieved top quartile performance in both outage frequency and duration, and ComEd and Pepco Holdings were in the top decile, reflecting significant success in outage frequency management, with BGE demonstrating best-on-record performance for outage frequency. Three of our utilities ended the year ranked in the top five for the fourth year in a row, and all placed within the top eight compared to industry peers.
These results underscore the impact of strategic capital investments made with the support of our regulators, including a comprehensive and proactive approach to preventative maintenance. This focus on reliability is consistent with Exelon’s commitment to maintaining a resilient and dependable energy infrastructure. Safety remains our top priority and we finished the year with all four operating companies achieving top quartile performance on serious injury incident rate. This year will see the continued evolution of a long-term strategy to increase focus on prevention of customer and vendor serious injuries (SIFs).
Finally, we undertook a comprehensive review of our organizational structure across the enterprise to identify areas where we can standardize and streamline our operations. Through 2024, this resulted in approximately $100 million in savings. Continued operational vigilance, coupled with our corporate return to office policy of three days per week, made it possible for us to keep cost growth well below inflation, resulting in estimated savings to customers of $550 million.

2	2025 ׀ Exelon Proxy Statement

Letter from the Board of Directors to Our Shareholders
Investing in our Customers
Our focus on industry-leading operations, cost management, a broad suite of customer saving solutions, and advocacy for fair energy policies ensures our customers receive premium value for the investments we make on their behalf. Our updated strategic plan continues to reflect the steady investment growth that you should expect from a company that serves more customers than any other in the U.S. and does so in some of the regions most critical to the nation’s economy.
We now expect to invest $38 billion from 2025-2028 to support customer needs and bolster reliability, ensuring that our utilities remain a key engine of our jurisdictions’ economies. Our investments will create an estimated 70,000 local jobs and our spend will stay local, with more than $4 billion of our supplier spend sourced from our jurisdictions. With the economy increasingly counting on access to reliable, resilient power, these investments will multiply our impact.
We proudly note that we had strong results in the Escalent Utility Trusted Brand & Customer Engagement Residential Survey. BGE, ComEd, Delmarva Power and Pepco were named to the 2024 list of Residential Customer Champions. Additionally, Pepco received the Business of the Year award in 2024 from the DC Chamber of Commerce.
Strengthening Leadership
This past year brought significant leadership team changes to strengthen our Executive Committee as we embark on our decade of growth. Our Executive Committee saw Colette D. Honorable move into the role of Chief Legal Officer and Corporate Secretary, Mike Innocenzo to Chief Operating Officer, and David Velazquez to President and CEO of PECO, as well as the addition of Chief Information Officer Michael Brooks, Chief People and Equity Officer Denise Galambos, Chief Strategy and Sustainability Officer Sunny Elebua, and Chief Communications Officer Cynthia McCabe. At the same time, the Board has focused on strengthening its leadership and expertise in the areas of risk management, finance, cybersecurity, and technology and innovation.
As we celebrate our 25th anniversary this fall, we can proudly say that over the past quarter century, Exelon has evolved into a leading force in the energy industry, rising to solve changing needs, meet renewing challenges and drive greater economic opportunity in our communities. Throughout 2025 and beyond, the Board will steadfastly continue its commitment to enhancing shareholder value through operational excellence and by maintaining robust governance throughout the enterprise. We are confident in our company's growth and our leadership powering a cleaner and brighter future for our customers and communities.
Thank you for your continued support of Exelon.

W. Paul Bowers	Calvin G. Butler, Jr.	Marjorie Rodgers Cheshire	David DeWalt	Linda Jojo

Charisse Lillie	Anna Richo	Matthew Rogers	Bryan Segedi	John Young

2025 ׀ Exelon Proxy Statement	3

About Exelon

Exelon is a transmission and distribution (T&D) company that delivers electricity and natural gas service to our customers and communities. As the nation’s largest energy delivery company, Exelon serves 10.7 million customers through six fully regulated T&D energy companies — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco).
OUR PURPOSE
Powering a cleaner and brighter future for our customers and communities.
OUR VISION
We believe that reliable, clean, and affordable energy is essential to a brighter, more sustainable future. That's why we're committed to providing innovation, best-in-class performance, and thought leadership to help drive progress for our customers and communities.
OUR VALUES
We Are Dedicated to Safety. We are committed to maintaining the highest standards of safety and reliability for our people, our customers, and the communities in which we work. As a fundamental part of our culture and operations, every member of the Exelon team is dedicated to putting safety first.
We Actively Pursue Excellence. We are driven to excel. Recognizing the value of constant improvement, we reach beyond compliance to advance our processes and develop more efficient energy. In all we do, we passionately exceed the standards of our industry – and those we set for ourselves – creating value for our shareholders, customers, and communities.
We Innovate to Better Serve Our Customers. We see every challenge as an opportunity to exercise our ingenuity and our competitive spirit. We encourage curiosity and exploration to develop better ways of delivering clean energy. We innovate with focus and intent, creating the solutions that matter most for our customers.
We Act With Integrity and Are Accountable to Our Communities and the Environment. We are committed to doing what’s right. A deep connection to the communities we serve compels us to take responsibility for our work, and we actively look for ways to engage and give back. We value the environment and work to reduce our impact with future generations in mind.
We Succeed as an Inclusive and Diverse Team. We foster an inclusive culture of trust, collaboration, and performance. We welcome and respect people with different perspectives, backgrounds, and traits because we know that diverse teams drive powerful outcomes.

4	2025 ׀ Exelon Proxy Statement

About Exelon
Exelon’s Strategy
Exelon’s strategy is to improve reliability and operations, enhance the customer experience, and advance clean and affordable energy choices, while ensuring ratemaking mechanisms provide the utilities fair financial returns. Exelon seeks to leverage its scale and expertise across its platform through enhanced standardization and sharing of resources and best practices to achieve strong operational and financial results. Exelon is focused on maintaining industry leading operational excellence, meeting or exceeding our financial commitments, ensuring timely recovery on investments to enable customer benefits, supporting clean energy policies including those that advance our jurisdictions' clean energy targets, and continuing our commitment to corporate responsibility.
Exelon’s T&D energy companies are positioned to deliver smart, clean, reliable, affordable, and resilient energy to our customers while continuing to foster economic opportunity and equity in the communities we serve. At Exelon, we are committed to innovation, best-in-class performance and thought leadership to help drive progress for our customers and communities.
2024 Financial and Operational Accomplishments
•Delivered GAAP earnings of $2.45 per share and adjusted (non-GAAP) operating earnings* of $2.50 per share, achieving results at the top of the guidance range
•Distributed common dividend of $1.52 per share, in line with the 60% we have communicated as part of our capital allocation policy
•Top quartile or better operational performance at multiple utilities and ComEd received PA Consulting’s ReliabilityOne award for Most Reliable Utility in the Midwest
•Completed six distribution rate cases, including approval of ComEd’s refiled Grid Plan
•Strong focus on economic development in our jurisdictions, increasing our large load pipeline by over 250%
Exelon At-A-Glance1

6 T&D-only energy companies Operating within seven regulatory jurisdictions	10.7 million Electric and gas customers
4 major metro areas served Chicago, Philadelphia, Baltimore, and Washington D.C.	$23.1 billion Operating revenues recorded at our utilities in 2024
20,000 Employees across our operating companies	$64.1 billion Rate base estimate for 2025
25,600 Square miles of combined service territory across our jurisdictions	$38.0 billion Projected capital investment over 2025 through 2028
(1)Figures are as of December 31, 2024 and may be rounded.
The Exelon family of companies includes:
•Atlantic City Electric (ACE)            Electricity in southern New Jersey
•Baltimore Gas and Electric (BGE)        Electricity and natural gas in central Maryland, including Baltimore
•Commonwealth Edison (ComEd)        Electricity in northern Illinois, including Chicago
•Delmarva Power & Light (DPL)        Electricity and natural gas in Delaware and electricity in Maryland
•PECO Energy Company (PECO)        Electricity and natural gas in southeastern Pennsylvania, including Philadelphia
•Potomac Electric Power Company (Pepco)    Electricity in Washington D.C. and Maryland

2025 ׀ Exelon Proxy Statement	5

About Exelon
Energy At Its Best
The following highlights some of the key issues that are core to Exelon’s strategy and culture.
Leading the Way to a Sustainable Future
Commitment to Sustainability
Sustainability continues to be fundamental to our business strategy. Exelon is an advocate for meaningful climate policies in all of our jurisdictions, and Exelon’s utilities are effectively promoting energy efficiency programs and integration of customer renewables into our distribution systems. Exelon is a pure-play T&D utility company that does not own power generation. This allows Exelon to focus on customer and community interest in clean, reliable, and affordable energy delivery systems. As the nation’s largest T&D company by number of customers served, we have the size and scale to help lead the energy transformation and power the economic health and well-being of the large metropolitan areas we serve, while advocating for energy equity.
Exelon’s culture of embracing and empowering innovation and new technologies enables us to help shape new solutions and deliver sustainable value while building the integrated energy system of the future. We bring together passionate employees and external experts to develop innovative solutions to address our biggest business challenges. New technologies and business approaches help drive operational excellence and improve services for our customers.
For more information about our business strategy and sustainability practices, please refer to the Exelon Sustainability Report posted on our website at: www.exeloncorp.com/sustainability.
Focus on Innovation and Preparing for the Future of Energy Delivery
•Energy System Resilience: Resilient systems support energy delivery through modernized and well-maintained T&D systems and investments in new customer-facing technologies that enable adaptability and flexibility.
•Investments in Infrastructure: Continued investments in the electric grid – including preparing for increasing levels of electrification and distributed energy resources – and in gas infrastructure enable reliable and more efficient transmission and distribution of energy to our customers.
•Innovative Solutions: In support of our net-zero operations-driven greenhouse gas (GHG) emissions goal, as well as our communities’ clean energy goals, Exelon is working to advance new and emerging technologies that will be needed to achieve deep decarbonization ambitions, from low carbon fuels to grid flexibility.
•Beneficial Electrification: Beneficial electrification combined with a decarbonized electric grid is foundational to meeting decarbonization goals, and also presents growth opportunities in transportation, industrial, residential, and commercial building sectors aligned with our strategic objectives.
•Community Engagement: Exelon considers community needs in its business decisions to enable customers, business partners and members of the community to fully and equitably participate in, and benefit from, social, environmental and economic progress.
•Addressing Climate Change: Climate change exacerbates many system challenges, such as storm restoration, and presents risks to energy system resilience. However, efforts to mitigate climate change also present business opportunities such as integration of lower carbon energy sources and distributed resources. Through scenario planning, Exelon has developed and will continue to develop plans to manage risks and pursue opportunities to benefit customers.
Board Oversight of Sustainability and Climate Change
The Corporate Governance Committee (CGC) of the Exelon Board of Directors (the Board) is tasked with overseeing sustainability and climate change strategies and efforts to protect and improve the environment. In addition to regular engagement with management, the CGC receives a comprehensive annual briefing on issues such as our GHG emission reduction goals, strategies for a decarbonized economy, and investor interest in sustainability practices and reporting. While the CGC has primary oversight, the interdisciplinary nature of these issues leads to discussions about the Company’s efforts in managing these topics by the other Committees as well. Because sustainability is a core part of our business strategy, environmental, climate-related, and other sustainability topics are inherently part of the full Board’s discussions on many topics, including long-term planning, financial risks, policy issues, and other transformational changes occurring in the energy industry.

6	2025 ׀ Exelon Proxy Statement

About Exelon
Path to Clean
In 2021, we announced our goal to reduce our operations-driven emissions 50% by 2030 and ultimately to net-zero by 2050 as part of our continuing efforts to address the climate crisis.
Our goal focuses first on how we can lead by example by continuing to reduce GHG emissions from our own operations, and also reinforces our commitment to support our customers and communities in achieving their decarbonization ambitions through access to clean and affordable energy solutions. This goal builds on our longstanding commitment to tackle climate change and power a healthy, sustainable future for our customers and communities.
Exelon has line of sight to achieving approximately 80% of the targeted reductions leveraging existing tools and resources and is proactively working to support industry efforts to develop solutions to address the remaining 20%.
Operations-Driven Goals - Scope 1 and Operations-driven Scope 2 Emissions
To meet our goal of a 50% reduction in operations-driven GHG emissions by 2030, as well as make progress toward our 2050 goal of net-zero emissions from operations, we are taking actions in the following areas:

Electrifying 30% of our light and heavy-duty vehicle fleet by 2025 and 50% by 2030	Increasing energy efficiency and utilizing clean electricity for buildings we own	Investing in equipment and processes to reduce SF6 leakage from our systems	Modernizing natural gas infrastructure to increase safety and reliability and to minimize methane leaks
Supporting Clean Energy Goals in Our Communities - Customer-driven Scope 2 and Scope 3 Emissions
Beyond our own operations, we will continue to advocate for sound climate policies and technology solutions that reduce emissions while maintaining affordability, help our communities thrive and ensure that the economic and environmental benefits of clean energy are shared equitably. Our actions will focus on empowering our customers and supporting our communities with:

Transportation electrification, efficiency, and conservation programs	Leveraging alternative fuels to reduce natural gas lifecycle emissions	Building connected communities that harness digital solutions to integrate clean technologies	Investing in and supporting small businesses that are tackling climate problems in our communities	Partnering with communities to develop and implement clean infrastructure solutions that are accessible to all customers
Voluntary Sustainability Reporting and Stakeholder Engagement
In addition to our annual Exelon Sustainability Report, we publish a number of other voluntary reports and respond to voluntary surveys each year. Environmental and sustainability issues are regularly discussed during investor engagement meetings, at Exelon Board and Committee meetings, and at the utility board meetings. Throughout the year, we actively seek feedback from our shareholders and other stakeholders about the types of reporting that are most useful so that we can continue to evolve and improve our reports. Since 2008, Exelon has engaged with Ceres – a leading coalition of investors, environmental groups, and public interest organizations – to help inform our response to issues including climate change, water use, and environmental justice, and facilitate feedback on our sustainability reporting.
In its voluntary sustainability reporting, Exelon uses or maps to the following: the Global Reporting Initiative (GRI) Standards and the Electric Utilities Sector Supplement; the Task Force on Climate-related Financial Disclosures (TCFD) core elements; and the Sustainability Accounting Standards Board (SASB) Electric Utilities & Power Generators Standard. For more information, please see Exelon’s ESG resources page (https://investors.exeloncorp.com/esg) and Exelon’s Sustainability Report available at: www.exeloncorp.com/sustainability.

2025 ׀ Exelon Proxy Statement	7

About Exelon
Supporting Our Customers and Communities
Our success is inextricably linked with the success of the communities that we serve. Exelon supports local communities through jobs, taxes paid, corporate philanthropy, community engagement, investments, and stakeholder partnerships that grow opportunities for people and regional economies. Employees who are invested in their communities help us succeed in understanding and meeting customer expectations and continuing to innovate into the next-generation energy company.
Through updated regulatory frameworks and investment prioritization to support the grid of the future, Exelon strives to provide our customers with the benefits of lower carbon energy solutions and smart grid technologies while maintaining energy affordability. We focus on providing reliable and resilient service, achieving high customer satisfaction and empowering customers to buy, manage, and use energy efficiently and cost-effectively - including through innovative energy efficiency, hourly pricing, and other programs and technology solutions to monitor and/or reduce energy use, reduce environmental impacts, and save money.
Fostering an Inclusive, Innovative, and Rewarding Workplace
At Exelon, we know that a workforce comprised of employees with varying backgrounds and experiences, who feel engaged and valued drives performance and helps us meet the needs of the customers and communities we have the privilege to serve.
Our workforce strategy is centered around three primary values:

Providing a workplace that ensures mutual respect and where each individual has the opportunity to grow and contribute at their greatest potential.	Attracting, retaining, and developing employees who will best serve and represent our customers, partners, and communities.	We approach every aspect of our work with the needs of our customers and communities at the forefront.
Board Oversight of Our Culture
Our Board is focused on building and maintaining a corporate culture that makes Exelon an employer of choice. As the Board is routinely in the process of refreshing its composition, diversity of background, skills, experience, and perspective is, and has been, a key consideration in evaluating potential candidates, as discussed further on page 15. Additionally, the Board regularly engages with management on issues related to talent and corporate culture.
Investing in and Caring for Our Workforce
We believe our employees are Exelon’s greatest asset. Exelon must continue to seek skilled applicants and develop and retain employees in craft, business, and STEM areas. Our practices, policies, and business strategy are designed to attract and retain a varied, talented, and engaged workforce with cutting-edge skills, which enables us to best serve our customers as the energy company of the future.
Career Development
Exelon is committed to helping current employees grow their skills and careers to develop a talent pipeline for future jobs through training opportunities, mentoring programs, continuous feedback and development discussions, and evaluations. All employees have annual goal setting and development conversations with their managers. We understand that continued education leads to a more engaged, skilled, and productive workforce, and we support our employees in their educational endeavors. Exelon offers a variety of live and on-demand professional development workshops and classes as well as tuition reimbursement up to $10,000 annually or $15,000 annually for graduate classes.
Qualifications and Degree Requirements
Beginning in 2023, we updated the minimum qualifications for exempt roles below the executive level at Exelon by recognizing years of experience in lieu of a college degree where applicable. While maintaining our focus on safety and operational excellence, the changes were implemented to recognize relevant career related experience, expand opportunities for promotion and lateral movement for all employees, and enable larger candidate pools for hiring managers. These adjustments provide more opportunities for movement and career growth throughout the company for current employees and help us to continue to attract the strongest external talent.

8	2025 ׀ Exelon Proxy Statement

About Exelon
Workforce Development
Creating a reliable workforce pipeline is crucial to ensuring the success of the industry and meeting the needs of society for dependable power. As we promote STEM education for future leaders, it is our responsibility to also support underrepresented populations and build the next generation workforce. Exelon is committed to exposing young people within our communities to career opportunities in the energy industry. Through internships, university and veteran recruiting, STEM academies, and partnerships with non-profit and professional organizations, we are committed to providing opportunities and professional development for the next generation of our workforce.
We recognize that many of the communities in which we live and work are economically challenged. Exelon’s workforce development strategy is focused on addressing these economic challenges in the communities we serve. In 2024, Exelon invested over $26 million to support more than 100 different workforce development programs across Exelon and our six utilities. These programs seek to bring economic growth, empowerment, and employment opportunity to underserved and under-resourced communities.
Our workforce development strategy is centered on four areas:

Creating Opportunities Partnerships with employers, nonprofits, and community groups to expand training and job opportunities for youth and work-ready adults.	Easing Hurdles to Employment Reduce or remove employment barriers faced by youth and work-ready adults in underserved and under-resourced communities.
STEM Education and Vocational Awareness Spark students’ interest in and knowledge of STEM and careers in the energy industry.	Thought Leadership Drive positive community impact, develop and leverage best practices, and broadly share our successes
Additionally, as part of Exelon’s ongoing efforts to promote workforce development and empower young people, the Exelon Foundation, in partnership with The National Energy Education Development Project, created free year-round STEM programming to engage high school students from under-resourced communities in our key markets: northern Illinois, Philadelphia, Baltimore, and D.C.
Benefits, Health, and Well-Being
At Exelon, we are committed to helping our employees thrive outside the workplace. In addition to our competitive retirement, health and welfare, and paid time off benefits, Exelon offers a broad suite of benefits to help eligible employees and their families focus on their physical, emotional, and financial well-being. Eligibility for benefits listed below may vary based on employee represented status and the terms of their collective bargaining agreement, medical plan option, and length of service.
Highlights include:
•Up to 16 weeks paid leave for maternity/bonding care for birthing parent and up to 8 weeks paid leave for non-birthing and adoptive parents
•Up to 2 weeks paid leave to care for a critically ill family member
•Adoption and surrogacy assistance
•Fertility, family planning, and menopausal resources
•Lactation and breast milk shipping support
•24-hour access to Employee Assistance Program resources, including digital therapy and stress management tools and counseling sessions
•Medical second opinion services
•Virtual physical therapy
•Access to telehealth and tele-behavioral health services
•Fitness reimbursement and discounted fitness center partnerships
•Tuition reimbursement
•Hybrid workplace options
•Back-up childcare, tutoring, and eldercare services
•Bereavement leave, including for pregnancy loss
•Medical travel reimbursement under Exelon’s medical plans when care for certain covered procedures/services is not available within 100 miles of the employee’s home (up to $10,000 lifetime maximum)

2025 ׀ Exelon Proxy Statement	9

About Exelon
Compliance and Ethics
Exelon’s Culture of Compliance and Ethics
Exelon is committed to maintaining a robust and comprehensive compliance and ethics program and recognizes that an effective program must constantly evolve in the face of changing risks. Exelon’s Compliance and Ethics department provides governance and oversight of Exelon’s compliance with its regulatory obligations and is the primary resource for ethics advice and interpretation of the Code of Business Conduct (the Code) and Supplier Code of Conduct (the Supplier Code). Compliance and Ethics conducts an annual risk assessment to identify compliance risks across the organization and assess controls for those risks.
Code of Business Conduct and Supplier Code of Conduct
Exelon maintains a detailed Code of Business Conduct, applicable to all employees, officers, and directors across the enterprise. The Code sets out Exelon’s core values — which include acting with integrity — and addresses a wide range of topics, among them conflicts of interest, workplace conduct, safety, protecting confidential information and other company assets, bribery, and corruption. The Code highlights the importance of speaking up and strictly prohibits any form of retaliation for raising questions or concerns about potential violations of the Code or compliance with applicable laws and regulations. All employees must participate in annual Code training. Additionally, non-represented employees are required to complete an annual certification disclosing potential conflicts of interest and affirming their understanding of the Code. Completion of the training and certifications is tracked. New employees are required to complete Code training within 30 days of joining Exelon. The Code was most recently reviewed and updated in January 2025.
Conformance with Exelon’s ethics and compliance policies and programs under the Code is incorporated into the performance management assessment of all management employees to reinforce the company’s culture of compliance and may impact annual incentive payouts. This performance management assessment reinforces Exelon’s commitment to ethical behavior, compliance with its Code, and the obligation of employees to speak up about potential noncompliance with those standards. In 2022, Exelon implemented the Supplier Code, which focuses on the responsibilities of all suppliers, contractors, and agents. Prior to implementation of the Supplier Code, these entities were subject to Exelon’s Code of Business Conduct. The Supplier Code outlines Exelon’s expectations and standards for ethical conduct with which all suppliers, their subcontractors, and their respective workforces must comply when working on behalf of Exelon. It addresses a wide range of obligations for suppliers relating to, among other things, compliance with all applicable laws and regulations, standards of integrity and ethical conduct, public and workplace safety, human rights and labor standards, diversity, the environment, conflicts of interest, bribery and corruption, fair competition, accurate recordkeeping, and retaliation.
Ethics Training and Helpline
Exelon regularly trains employees on ethics expectations and provides resources to help employees meet those expectations. In addition to annual Code of Business Conduct training, Exelon requires annual training addressing security awareness (including cybersecurity and phishing), harassment prevention, and other important topics.
Exelon maintains a 24-hour ethics helpline that allows employees, suppliers, and the public to report ethics concerns, potential legal or regulatory violations, and pose questions. The helpline has both a phone and web portal option and reporters have the option to remain anonymous. Compliance and Ethics oversees the intake, investigation, and resolution of reports of potential compliance violations and violations of the Code and Supplier Code.
Oversight of Interactions with Public Officials
In 2020, Exelon implemented four company-wide ethics policies that substantially increased oversight of our interactions with public officials, instituted a series of new controls, and enhanced guidance and training. Among other things, the policies require tracking and review of requests, referrals, and recommendations from public officials; strengthen due diligence and supervision of lobbyists and political consultants; and require regular reporting to the Audit and Risk Committee (ARC) of the Board and the boards of each of Exelon’s utilities regarding interactions with public officials. These policies are regularly reviewed and were last updated in April 2024.
These policies are overseen by the Executive Vice President, Compliance, Audit and Risk who reports to Exelon’s CEO and the Chair of the ARC and serves as a member of Exelon’s Executive Committee. This oversight structure ensures independence and central oversight of compliance activities, and facilitates coordination of activities and sharing of insights regarding compliance, ethics, audit, and enterprise risk matters across operating companies.

10	2025 ׀ Exelon Proxy Statement

About Exelon
Legislative and External Stakeholder Engagement
Exelon is impacted by a wide variety of government regulations and policies that have a significant impact on our business and we have a responsibility to our shareholders, employees, and customers to advocate for public policies that align with our core mission. Exelon engages with policymakers to find solutions that provide value to customers, support our business interests, and create desirable outcomes for stakeholders. This includes encouraging industry associations to support constructive regulatory outcomes and development of critical infrastructure to ensure safe, reliable, affordable, and clean energy for the customers and communities we serve.
Public Policy
Exelon’s public policy positions and advocacy are developed and directed by the company’s executive leadership team in consultation with the Board of Directors on major policy initiatives and strategic policy alternatives. For over 20 years, Exelon has been a strong advocate for sound energy and environmental policies which address customer expectations, help create value for our investors, and contribute to meeting national and state energy and environmental goals.

Exelon supports policies that advance an affordable and clean energy future for our customers and communities, enable innovative technologies to serve customer needs, and ensure the reliability, security, and efficiency of the nation’s critical electric grid.

Exelon’s lobbying policies require stringent due diligence and supervision of lobbyists and political consultants. Any indication of conduct that could violate Company policies concerning political activity, lobbying laws or regulations, or anti-bribery laws must be promptly escalated to Exelon’s Executive Vice President for Compliance, Audit, and Risk, Chief Legal Officer, and Chief Compliance and Ethics Officer for review. In addition to routine monitoring of the activities and services provided by lobbyists and political consultants engaged by Exelon, each individual or firm is subject to mid-year and annual performance reviews.
We file quarterly federal lobbying activity reports in compliance with the Lobbying Disclosure Act and Honest Leadership and Open Government Act. These reports, which are filed with the U.S. House of Representatives and the U.S. Senate, are posted on the House and Senate websites and are accessible to the public. We file similar reports when required at the state and local level. Consultants who lobby on behalf of the Company are required to adhere to these disclosure requirements as well.
Trade Associations
As we work to advance public policy, we work with many associations and business groups, such as the Edison Electric Institute, American Gas Association, and Business Roundtable, on a wide variety of matters, including clean energy, cybersecurity, supply chain, tax policy, workforce development, and other related business issues.
In many cases, we are in alignment with the advocacy positions of these organizations, but not always. In cases where our views diverge, we typically advocate for change in the association’s positions. In addition, we may voice our positions separately or in conjunction with stakeholders who are more closely aligned with us. Through these alliances and other efforts, Exelon helps advance policies that support an affordable, safe, resilient, and reliable clean energy future and benefit our customers and shareholders.
Transparent Reporting of Political Contributions
Since 2013, Exelon has published semi-annual reports of its political contributions on its website. These reports include contributions to political parties, political committees, candidates for political office, and 501(c)(4) entities. The reports also include dues paid to trade organizations and similar non-profit entities and identify the portion of those dues that were used for expenditures or contributions that are non-deductible. Political contribution reports as well as Exelon’s Corporate Political Contribution Guidelines are available at www.exeloncorp.com.
In 2022 and 2023, Exelon enhanced its corporate political contributions reporting by disclosing dues paid to trade associations in excess of $10,000 (we previously reported all dues over $50,000) and disclosing any 501(c)(6) trade organization where an Exelon executive (or an executive of any of our controlled affiliates) has a board seat; 501(c)(3) charitable organizations that receive company matching funds of over $5,000 to the limit of $10,000 from senior executives; and reporting payments to trade associations that include funds for grassroots lobbying.
The CPA-Zicklin Index for Corporate Political Disclosure and Accountability is a report measuring electoral spending transparency and accountability among the country’s largest public corporations. In the 2024 CPA-Zicklin report, Exelon scored 92.9 (out of 100) earning the highest possible designation as an “Index Trendsetter.”

2025 ׀ Exelon Proxy Statement	11

Proxy Summary and Roadmap
This summary highlights selected information contained in this Proxy Statement, but it does not contain all the information you should consider. We urge you to read the whole Proxy Statement before you vote. You should also review Exelon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Meeting Logistics
Details for attending the Annual Meeting are below. Please act as soon as possible to vote your shares, even if you plan to participate in the annual meeting online. You are entitled to vote at the meeting if you were a holder of record of shares of Exelon common stock as of the close of business on March 3, 2025, the record date.

Date and Time	Place	Record Date
Tuesday, April 29, 2025 9:00 a.m. ET	The Annual Meeting will be held online: www.virtualshareholdermeeting.com/EXC2025	Monday, March 3, 2025
Voting instructions are below. Refer to the Additional Information section beginning on page 79 and the Frequently Asked Questions section beginning on page 82 for more information on how to vote your shares and other important Annual Meeting information.

ONLINE:	Vote online at www.proxyvote.com 24 hours a day. You will need the 16- digit control number on the Notice of Internet Availability, voting instruction form, or proxy card.
BY PHONE:	Call toll-free 1-800-690-6903
BY MAIL:	If you have received a printed version of these proxy materials, mark, date, sign, and mail your proxy card in the postage-paid envelope provided.
DURING THE MEETING:	You can vote electronically at the Annual Meeting.
Proposal Highlights

1	Elect nine Director nominees named in the proxy statement.

The Board recommends a vote “FOR” each Director nominee.

Your vote is requested to elect the nine nominees for the Board of Directors, all of whom currently serve as Directors. Every member of our Board is elected annually. Each nominee is a proven leader who has demonstrated a commitment to upholding Exelon’s core values, and together, this talented slate of nominees will provide exceptional oversight and leadership in the year ahead.

Directors’ Race/Ethnicity	Directors’ Gender	Directors’ Tenure (Average)[1]	Directors’ Age (Average)[1]	Independence
44% Diverse	44% Female	3 years	62 years	88% Independent

(1)Measured as of the date of the Annual Meeting, April 29, 2025.

12	2025 ׀ Exelon Proxy Statement

Proxy Summary & Roadmap
Our Director Nominees

				Committee Assignments[2]
Name, Principal Occupation	Tenure (yrs)[1]	Age[1]	Indep.	ARC	CGC	TMCC	OSCC
Calvin G. Butler, Jr. President & CEO, Exelon Corporation	2.3	55
W. Paul Bowers Former Chairman and CEO of Georgia Power Company	3.8	68	●		●	●
Marjorie Rodgers Cheshire Principal, A&R Development Corp.	4.8	56	●		●	Chair	●
David DeWalt Founder and CEO, NightDragon	0.1	60	●
Linda Jojo Former Executive Vice President, Chief Customer Officer, United Airlines Holdings, Inc.	9.6	59	●	●	Chair		●
Charisse Lillie Principal, CRL Consulting, LLC	2.0	73	●			●	●
Anna Richo Former Senior Vice President, General Counsel, and Chief Compliance Officer, Cargill, Inc.	1.7	64	●	●		●
Matthew Rogers Operating Partner, Ajax Strategies, LLC	2.0	62	●	●			Chair
Bryan Segedi Former Deputy Global Vice Chair of Assurance, Ernst & Young	1.3	65	●	Chair
Our Director nominees represent a broad mix of skills, experiences, and perspectives, which we believe enables them to provide valuable strategic advice to Exelon’s management and to effectively oversee the business and long-term interests of shareholders. In the past three years, the Board has added five new independent Directors, bringing fresh insights and perspectives, additional industry experience and further demographic diversity to the Board. Most recently, with the addition of Mr. DeWalt, the Board has deepened its expertise in cybersecurity, physical security, technology and privacy. Our Director nominees feature particularly deep utility and energy industry expertise, evidenced by Messrs. Butler’s and Bowers’s combined 50+ years of leadership experience in the utilities industry, Mr. Rogers’s 25-year career as a consultant for electric and gas utilities and energy companies, and Ms. Lillie’s 13 years of service on the board of PECO (an Exelon utility). Together with Mses. Richo’s and Jojo’s extensive leadership experience in other regulated industries, Ms. Rodgers Cheshire’s brand management know-how, and Mr. Segedi’s public accounting expertise, the Board believes these Director nominees present a balanced, capable Board with the appropriate skills and experiences to lead Exelon.
For more information about Exelon’s Director nominees and governance practices, see the disclosures beginning on page 15.
(1)Measured as of the date of the Annual Meeting, April 29, 2025.
(2)Audit and Risk Committee (ARC); Corporate Governance Committee (CGC); Talent Management and Compensation Committee (TMCC); and Operations, Safety, and Customer Experience Committee (OSCC). Each Director’s committee assignments are as of April 29, 2025 and assumes the re-election of such Director. Mr. Young, the current Chair of the CGC, is not standing for re-election. If re-elected, Ms. Jojo will assume the role of Chair of the CGC.

2025 ׀ Exelon Proxy Statement	13

Proxy Summary & Roadmap

2	Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as Exelon’s independent auditor for 2025.

The Board recommends a vote “FOR” the ratification of PwC as Exelon’s independent auditor for 2025.

PwC has served as the Company’s independent auditor since the Company’s formation in 2000. PwC has become deeply familiar with the Company’s operations and businesses, accounting policies and practices, and internal controls over financial reporting. The ARC believes this experience and expertise is valuable to the Company and its shareholders. For more information, see the disclosures beginning on page 38.

3	Approve, on an advisory basis, the compensation paid to the Company’s named executive officers (NEOs), as disclosed in this proxy statement.

The Board recommends a vote “FOR” the approval of the compensation paid to the Company’s NEOs.

The Compensation Disclosure and Analysis portion of this proxy statement discusses Exelon’s 2024 compensation for our NEOs:

•Calvin G. Butler, Jr. •Jeanne Jones •Gayle Littleton •David Glockner •Michael Innocenzo
President and Chief Executive Officer
Executive Vice President and Chief Financial Officer
Former Executive Vice President and Chief Legal Officer
Executive Vice President, Compliance, Audit and Risk
Executive Vice President and Chief Operating Officer

Our compensation program is largely performance-based and is driven by rigorous goals. We believe our compensation program provides the appropriate mix of fixed and at-risk compensation. The short- and long-term performance-based compensation program ties executive pay to Company performance, rewards achievement of financial and operational goals, is aligned with shareholder interests and remains competitive with our industry peers. For more information, see the disclosures beginning on page 43.

AIP		LTIP
Form: Cash Designed to motivate executives to achieve key financial objectives and operational goals that reflect our commitment to remaining a leading energy provider.		Form: 67% PSUs / 33% RSUs Drives executive focus on long-term goals supporting utility growth, financial results, and capital stewardship and rewards the relative achievement of financial goals.

60% - Adjusted Operating EPS*		33.3% - Utility Earned ROE*
15% - Outage Duration (SAIDI)		33.3% - Exelon Net Income*
15% - Outage Frequency (SAIFI)		33.4% - Exelon CFO/Debt*
10% - Customer Satisfaction Index		(Subject to a 3-year TSR Modifier)
Responsible Business Modifier (-/+10%)

Final 2024 Performance:	136.64%	Final 2022-2024 Performance:	83.76%

14	2025 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters

PROPOSAL 1
Election of Directors
There are nine nominees for election at the 2025 annual meeting. The Board has determined that the nine nominees reflect an appropriate composition and size of the Board for Exelon, considering the Company’s size, geographic scope, and need to access a wide range of views and backgrounds to reflect the diversity and complexity of our business and the markets and communities we serve.

The Board recommends a vote “FOR” each Director nominee.

Director Qualifications and Nomination
Effective oversight of Exelon’s strategic direction requires our Board to be composed of diverse individuals who possess the appropriate skills and characteristics important to our Company. The Board believes that its members should possess a variety of expertise, professional experience, and backgrounds in order to effectively oversee our business. The CGC identifies and recommends Director nominees for election to the Board and periodically retains a board search firm to assist with the identification of potential candidates.
The Board values the diversity of thought that arises from Directors possessing a variety of backgrounds and experiences. The Board also deeply values the enhanced and thoughtful deliberations resulting from a balance of shorter-, medium-, and longer-tenured Directors, who provide a mix of fresh perspectives and new ideas with deep experience in the utility sector and regulated industries more broadly.
The CGC and the Board determine the appropriate mix of skills and characteristics required to meet the needs of the Board as a whole, taking into account the short-and long-term strategies of the Company to determine the current and future skills and experiences required of the Board. All candidates should demonstrate the following attributes to qualify for Board service:

 Highest personal and professional ethics, integrity, and values
 Broad training and experience at the policy-making level in business, government, education, or technology
 Willingness to remain current with industry and other developments relevant to Exelon’s strategic direction
 A commitment to representing the long-term interests of shareholders, customers, employees, and communities served by the Company and its subsidiaries
 An inquiring and independent mind, practical wisdom, and mature judgment

 Expertise that is useful to the enterprise and complementary to the background and experience of other Directors
 Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership and a commitment to serve over a period of years to develop knowledge about Exelon’s principal operations
 Involvement only in activities or interests that do not conflict with responsibilities to Exelon and its shareholders

2025 ׀ Exelon Proxy Statement	15

Board and Corporate Governance Matters
Director Skills, Attributes, and Independence
This list of skills and the following matrix are a valuable tool for the Board as they plan for upcoming retirements and consider which skills and experiences need to be replaced or added to the Board. When a specific expertise is needed that is not present among the Directors, the Board will often bring in outside advisors to assist with filling in any gaps.
Core Competencies

Executive Leadership	CEO or other executive management leadership experience with demonstrated strong business acumen and experience leading and problem-solving in complex organizations.

Corporate Governance
Experience maintaining or supporting board and management accountability; a deep understanding of strong governance and compliance practices that protect and align with the interests of investors and other stakeholders; experience in investor relations.

Strategic Planning	Experience in developing business plans and strategic initiatives for long-term value; experience managing businesses and operations that have been impacted by transformational change.
Strategic Skills

Accounting, Finance, and Capital Markets
Experience in accounting, finance, and capital management, including oversight of financial statements, internal controls, and operating results; experience assessing the financial merits of strategic opportunities; experience in investor relations.

Customer and Community	Experience in a customer-facing industry with an understanding of customer and community expectations, including transforming the customer experience.

Cybersecurity and Physical Security
Understanding of data security systems and/or cyber threats as well as the associated risk mitigation strategies; experience monitoring and overseeing physical security measures necessary for safe transmission and distribution (T&D) operations.

Energy Industry, Engineering and Infrastructure Development
Experience in the energy or utility industries or other expertise in energy markets, technology, renewable and clean energy, electric and gas transmission and distribution; understanding of the public policy issues and risks associated with the reliability, resiliency, and safety of the electric and gas transmission and distribution systems; engineering experience and/or experience in the development and management or oversight of capital projects involving physical systems, real estate acquisitions and construction activities.

Environment & Sustainability
Experience in overseeing or advising on environmental, climate or sustainability practices; understanding of environmental policy, regulation, risk, and business operations in regulated industries; experience in managing environmental impacts; in-depth knowledge of operational risks.

Regulatory and Policy
Experience in regulatory affairs, public policy, or government; exposure to heavily regulated industries and their governing bodies; experience directly managing one or more members of management engaged in policy or regulatory affairs.

Risk Management
Experience identifying, assessing, addressing, and controlling financial or business risks including those risks with potential to impact public safety, operations, and shareholder value, including environmental impacts.

16	2025 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters

Talent Management	Experience in planning and building a talented workforce that meets the needs essential to the Company’s operations; understanding the drivers of individual growth and development; familiarity with developing effective compensation and benefits programs.

Technology & Innovation
Management or oversight experience with technologies key to the energy markets including digital business systems, customer platforms, or grid operations; experience implementing efficiency improvements or other business transformations through technology or driving the adoption of new technologies.

Other Attributes
•Exelon Community - Experience living or working in one of the jurisdictions served by an Exelon utility and knowledge of the local community and the regional business and political environment.
•Prior Military Experience - Prior military service (including reserve duty) brings unique skills and insight to the Board and reflects the Company’s commitment to helping veterans translate their skills into the energy industry.
Director Independence
The Board has determined that all non-employee Directors who have served on the Board since the 2024 annual meeting and all nominees for election, except for Mr. Butler as Exelon’s CEO, are independent according to applicable law and the listing standards of The Nasdaq Stock Market LLC (Nasdaq), as incorporated into the Independence Standards for Directors in Exelon’s Corporate Governance Principles.
The Board also determined that the members of the ARC and TMCC are independent within the meaning of applicable laws, Nasdaq governance requirements, and the Independence Standards for Directors.

2025 ׀ Exelon Proxy Statement	17

Board and Corporate Governance Matters
Skills Matrix
The CGC has approved the following presentation which includes three core skills plus three additional strategic skills for each independent Director. While each independent Director possesses numerous other skills and competencies not identified below, we believe that this presentation better represents of the key contributions and value that each Director brings to their service on the Board and to Exelon shareholders. As CEO, Mr. Butler possesses all listed skills.

	Bowers	Butler	Cheshire	DeWalt	Jojo	Lillie	Richo	Rogers	Segedi
Governance Attributes
Independent
Audit Committee Financial Expert
Committee Chair	ARC		TMCC		CGC[1]			OSCC
Core Skills
Corporate Governance
Executive Leadership
Strategic Planning
Other Strategic Skills
Accounting, Finance, and Capital Markets
Customer and Community
Cybersecurity and Physical Security
Energy; Engineering & Infrastructure
Environment & Sustainability
Regulatory and Policy
Risk Management
Talent Management
Technology and Innovation
Attributes
Exelon Community
Gender
Female
Male
Non-Binary/Other
Race/Ethnicity
Black / African American
White
Other Demographic Information
Age	68	55	56	60	59	72	64	62	65
Tenure (years)	3.6	2.2	4.6	0.1	9.5	1.8	1.6	1.8	1.2
LGBTQ+
Disabled
(1)John Young, the current Chair of the CGC, is not standing for re-election. If re-elected, Ms. Jojo will assume the role of Chair of the CGC, effective April 29, 2025.
Committees:
ARC - Audit and Risk Committee
CGC - Corporate Governance Committee
TMCC - Talent Management and Compensation Committee
OSCC - Operations, Safety, and Customer Experience Committee

18	2025 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters
Director Nominees
The Board nominates the nine candidates named below for election as Directors. If elected by shareholders, each Director will serve a term ending with the 2026 annual meeting. Each nominee has agreed to be named in this proxy statement and to serve as a Director if elected. If any Director is unable to stand for election at the annual meeting, the Board may reduce the number of Directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute Director. Exelon does not expect that any Director nominee will be unable to serve. David DeWalt joined the Board on March 10, 2025 and is being put forth for the first time as a Director nominee at the Annual Meeting. Mr. DeWalt was recommended by a non-management Director.
The CGC and the Board believe the skills and experiences detailed above are well represented among the Director nominees and reflect an effective mix of backgrounds, experience, and diversity. In addition to the skills, characteristics, core competencies and other attributes previously described, the CGC also considers whether each nominee has the time available, in light of other business and personal commitments, to effectively serve on Exelon’s Board. Among the criteria the Committee considers is the degree to which any incumbent Director nominee demonstrates effective and productive preparedness and engagement.
(In the following bios, each Director’s Committee assignments are reflected as of the date of filing. Please see page 31 for a discussion of upcoming changes to Committee assignments.)

Calvin G. Butler, Jr.
PRESIDENT AND CEO
Mr. Butler joined Exelon in 2008 and has more than 29 years of leadership experience in the utilities industry and in regulatory, legislative, and public affairs. Mr. Butler’s extensive executive management experience, together with his regulatory, external affairs, operations, customer service, and innovation and technology expertise, allow him to provide valuable perspectives and insights on a variety of topics to the Board. He has been recognized by several organizations for his leadership and community commitment.

Age: 55 Director Since: December 2022 Committees: None Other Current Public Boards: 1 •Emerson (EMR) Prior Public Directorships (Last 5 yrs) •RLI Insurance Co (2016 – 2023) •M&T Bank Corp (2020 – 2022)
Career Highlights
•President and CEO, Exelon (Since 2022)
•Chief Operating Officer, Exelon (2021 – 2022)
•Senior Executive Vice President and Chief Executive Officer, Exelon Utilities (2019 – 2022)
•Chief Executive Officer, Baltimore Gas and Electric Company (2014 – 2019)

Other Professional Experience
•Vice-Chair, Edison Electric Institute
•Chair, Cal Ripken, Sr. Foundation
•Vice-Chair, Institute of International Education
•Member, Civic Committee of the Commercial Club of Chicago
•Director, Economic Club of Chicago
•Director, Chief Executives for Corporate Purpose
•Trustee, Library of Congress, James Madison Council
•Director, Battelle Memorial Institute
•Director, Argonne National Library

2025 ׀ Exelon Proxy Statement	19

Board and Corporate Governance Matters

W. Paul Bowers
INDEPENDENT
BOARD CHAIR ELECT*
Mr. Bowers’ extensive experience in the utilities industry as well as broad financial knowledge and business success bring great value to his service on the Board. His background serving as both a CEO and a CFO gives him a unique perspective on long-term strategy, corporate development, leadership, development, regulatory experience, and risk management. Additionally, Mr. Bowers’ public and private company board experience brings valuable insights and perspectives to our Board.

Age: 68 Director Since: July 2021 Committees: •ARC, Chair •CGC •OSCC Other Current Public Boards: 1 •AFLAC (AFL) *If re-elected, Mr. Bowers will assume the role of Board Chair as of April 29, 2025.
Career Highlights
•Chair and Chief Executive Officer, Georgia Power Company (2011 – 2021) (Retired)
•President, Georgia Power Company (2011 – 2020)
•Chief Financial Officer, Southern Company (2008 – 2010)
•President, Southern Company Generation and Operations (2001 – 2008)
•President and Chief Executive Officer, Southern Power Company (2001 – 2007)

Other Professional Experience
•Director, Children’s Healthcare of Atlanta (CHOA)
•Director, BrandSafway, a global construction solution provider
•Former Member, Federal Reserve Bank of Atlanta, Energy Policy Council
•Former Chair, Metro Atlanta Chamber of Commerce
•Former Chair, Nuclear Electric Insurance Limited (NEIL)

Marjorie Rodgers Cheshire
INDEPENDENT
Ms. Rodgers Cheshire’s experience in organizational leadership and brand management and service on a public financial services company board, along with her deep understanding of compliance, strategy, asset management, marketing, and brand development, are of significant value to the Board. Additionally, her involvement in the Baltimore community and her familiarity with this important market brings beneficial perspectives and insights.

Age: 56
Director Since: July 2020
Committees:
•TMCC, Chair
•CGC
•OSCC
Other Current Public Boards: 1
•PNC Financial Services Group (PNC)
Prior Public Directorships (Last 5 yrs)
•Empowerment & Inclusion Capital I Corp. (2021 – 2022)

Career Highlights
•Principal, A&R Development Corp., a diversified real estate investment company (Since 2004); previously President and Chief Operating Officer (2004 – 2021)
•Senior Director of Brand & Consumer Marketing, National Football League (2001 – 2004)
•Vice President of Business Development, Oxygen Media (2000 – 2001)
Other Professional Experience •Chair, Baltimore Equitable Insurance •Trustee, Johns Hopkins Medicine •Trustee, Thread, Inc.

20	2025 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters

David DeWalt
INDEPENDENT
Mr. DeWalt is a distinguished leader with over 30 years of experience leading and transforming cybersecurity and technology companies. Currently, Mr. DeWalt is the Founder, Managing Director, and Chief Executive Officer of NightDragon, a venture capital and advisory firm focused on cybersecurity. His background as an industry leader and his experience as CEO of three impactful technology companies contributes valuable strategic and operational expertise to the Board.

Age: 60
Director Since: March 2025
Committees: None
Other Current Public Boards: 1
•Delta Air Lines (DAL)
Prior Public Directorships
(Last 5 yrs)
•Five9, Inc. (2016 - 2024)
•NightDragon Acquisition Corp. (2017 - 2022)
•ForgeRock Inc. (2017 - 2022)
•Forescout Technologies, Inc. (2015 - 2020)

Career Highlights
•Founder, Managing Director, and Chief Executive Officer, NightDragon, a venture capital and advisory firm focused on cybersecurity (Since 2012)
•Chairman of the Board of FireEye Inc., a global network cybersecurity company (2012 – 2017); also Chief Executive Officer (2012 - 2016)
•President and Chief Executive Officer of McAfee, Inc., a security technology company (2007 - 2011)
•Various executive roles with EMC Corporation, a provider of information infrastructure technology solutions, including Executive Vice President and President - Customer Operations and Content Management Software (2003 - 2007)
Other Professional Experience •Director, Claroty •Vice Chair, CISA Cybersecurity Advisory Committee •Member, National Security Telecommunications Advisory Committee

Linda Jojo
INDEPENDENT
Ms. Jojo’s wealth of experience leading complex IT organizations brings valuable technology, cybersecurity, and innovation expertise to the Board. Her background in computer science and industrial engineering lends expertise to the Board’s risk oversight and cybersecurity programs and initiatives. Her most recent role as Chief Customer Officer at United Airlines also brings valuable experience in oversight of contact centers, customer solutions, and innovation. Additionally, her experience working with organizations preparing young people for STEM careers brings insight to the Board’s oversight of Exelon’s youth outreach and workforce development programs.

Age: 59 Director Since: September 2015 Committees: •ARC •OSCC Other Current Public Boards: 0
Career Highlights
•Executive Vice President, Chief Customer Officer of United Airlines Holdings, Inc. (2022 - 2024) (Retired); previously Executive Vice President, Technology & Chief Digital Officer (2017 – 2022) and Executive Vice President & Chief Information Officer (2014 – 2017)
•Executive Vice President and Chief Information Officer, Rogers Communications Inc., a wireless communications and media company (2011 – 2014)
•Senior Vice President and Chief Information Officer, Energy Future Holdings Corporation (2008 – 2011)
Other Professional Experience •Director, Federal Reserve Bank of Chicago •Trustee, Rensselaer Polytechnic Institute •Director, Hero Digital Holdings LLC •Former Chair, Board of Trustees, Adler Planetarium

2025 ׀ Exelon Proxy Statement	21

Board and Corporate Governance Matters

Charisse Lillie
INDEPENDENT
Ms. Lillie brings a wealth of valuable experience to the Board through her years of experience on the PECO Board, her deep experience in community relations, and her leadership of the consulting firm she founded, which focuses on corporate governance, diversity, equity, and inclusion, and corporate social responsibility. Her past executive leadership roles with Comcast Corporation and Comcast Foundation contribute to her expertise in customer experience, community engagement, and talent management. Additionally, her background in law and government contribute to her know-how in the areas of regulatory affairs and public policy.

Age: 72 Director Since: April 2023 Committees: •TMCC •OSCC Other Current Public Boards: 0
Career Highlights
•Principal, CRL Consulting LLC (Since 2017)
•Vice President, Community Investment, Comcast Corporation (2008 – 2017); previously Vice President, Human Resources (2005 – 2008)
•Executive Vice President, Comcast Foundation (2008 – 2011 and 2016 – 2017); previously President (2011 – 2016)
•Partner, Ballard Spahr, LLP (1992 – 2005); including Chair of Litigation Department (2002 – 2005)
•City of Philadelphia: City Solicitor (1990 – 1992); General Counsel to the Redevelopment Authority (1988 – 1990)
•U.S. Department of Justice: Assistant United States Attorney, Eastern Division of Pennsylvania, Civil Division (1985 - 1988); Trial Attorney, Civil Rights Division (1978 - 1980)

Other Professional Experience
•Director, Penn Mutual Life Insurance Company
•Director, Independence Health Group, Inc.
•Director, Franklin Institute Science Museum
•Former Director, PECO
•Former Director and Chair, Federal Reserve Bank of Philadelphia

Anna Richo
INDEPENDENT
Ms. Richo brings more than 30 years of regulated-industry experience as an attorney and legal executive, with extensive experience in compliance and business ethics, intellectual property and corporate litigation. Ms. Richo formerly served as the Corporate Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Cargill, Inc., a global food production and agricultural company, where she oversaw Cargill’s corporate governance, global ethics and compliance, global security, global government relations, law, and shareholder relations functions. Ms. Richo’s previous experience at biotechnology and pharmaceutical companies brings valuable insights related to operating in regulated industries.

Age: 64 Director Since: August 2023 Committees: •ARC •TMCC Other Current Public Boards: 1 •Illumina, Inc. (ILMN) Prior Public Directorships (Last 5 yrs) •Adamas Pharmaceuticals, Inc. (2020 – 2021)
Career Highlights
•Corporate Senior Vice President, Strategic Advisor to the CEO and General Counsel, Cargill, Inc. (2024) (Retired); previously Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary (2019 - 2023)
•Executive Vice President and General Counsel, UCB, a biopharmaceutical company (2012 - 2019)
•Senior Vice President and Chief Compliance Officer, Amgen Inc. (2008 - 2012); previously Vice President, Law (2003 - 2008)
•Chief Litigation Counsel, Associate General Counsel, Vice President of Law, Baxter Healthcare (1991 - 2003)
Other Professional Experience •Trustee, DePaul University •Director, Children’s Minnesota

22	2025 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters

Matthew Rogers
INDEPENDENT
Mr. Rogers is an energy and environmental sustainability thought leader, who has focused on the role technologies play in restructuring energy markets. He has extensive global consulting experience as a former Senior Partner at McKinsey & Company where he led the Energy and Sustainability practices and served electric and gas utilities, major oil companies, and energy technology innovators globally. As a former Senior Advisor to the U.S. Secretary of Energy, he had operational responsibility for the Department of Energy’s $35B in Recovery Act appropriations, funding more than 5,000 projects to accelerate US clean energy innovation.

Age: 62 Director Since: April 2023 Committees: •OSCC, Chair •ARC Other Current Public Boards: 0
Career Highlights
•Operations Partner, Ajax Strategies, a venture capital firm focused on technologies to reduce greenhouse gas emissions (Since 2022)
•Chief Executive Officer, Mission Possible Partnership, an organization supporting public and private sector partnerships working toward the energy transition (2022)
•Senior Partner Emeritus, McKinsey & Company (Since 2021); previously Senior Partner (2005 – 2021), including McKinsey’s Sustainability Practice Leader (2015 – 2017), and Partner (1999 – 2005)
•U.S. Secretary of Energy: Advisory Board member (2011 – 2013); Senior Advisor (2009 – 2010)

Other Professional Experience
•Director, Natel Energy, a hydropower company
•Former Director, Upstream Tech, which builds software to manage water flows and land use
•Former Director, Ojjo, a solar foundations installer
•Former Member, National Petroleum Council

Bryan Segedi
INDEPENDENT
Mr. Segedi, a globally recognized financial executive known for his successful growth strategies and leadership at Ernst & Young LLP (EY) and certified public accountant, brings over 30 years in public accounting experience to our Board. Most recently, Mr. Segedi was the Deputy Global Vice Chair of Assurance at EY, where he oversaw the firm's $12 billion assurance service line and more than 77,000 professionals. Additionally, Mr. Segedi’s experience serving as a director for public and private companies and implementing strategic and growth initiatives for EY are valuable to our Board.

Age: 65 Director Since: January 2024 Committees: •ARC Other Current Public Boards: 1 •Western Alliance Bancorporation (WAL)
Career Highlights
•Deputy Global Vice Chair, Ernst & Young, LLP (2012 – 2015) (Retired)
•Advisory Global Markets Leader, Ernst & Young, LLP (2010 - 2012)
•Americas Vice Chair, Ernst & Young, LLP
•(2006 - 2010)
•Vice Chair, North Central Region, Ernst & Young, LLP (2000 - 2006)
Other Professional Experience •Former Executive-in-Residence, W.P. Carey School of Business, Arizona State University •Former Trustee, Alma College •Former Director, Conway MacKenzie, Inc.

2025 ׀ Exelon Proxy Statement	23

Board and Corporate Governance Matters
Corporate Governance
Exelon’s Board remains committed to maintaining the highest standards of corporate governance. We believe our strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders, employees, customers, regulators, and other stakeholders. Below is a summary of our corporate governance practices, and more detail is presented in our Corporate Governance Principles, which are available on the Exelon website at www.exeloncorp.com on the Governance page.

Independence

•All Director nominees are independent, except for our CEO.
•Board is led by an independent Board Chair.
•All Board Committees are composed wholly of independent Directors.
•Independent Directors meet regularly in executive session without management present.

Accountability	Engagement

•All Directors are elected annually.
•In uncontested elections, Directors are elected by majority vote.
•The Board and each Committee conducts an annual performance self-evaluation.
•Individual Directors are more thoroughly evaluated every other year including input from peers and executive management.
•Eligible shareholders may nominate Directors through Exelon’s “proxy access” bylaws.
•Shareholders can call special meetings.
•Transparent and robust disclosures of political contributions.

•Directors who are not public company CEOs are limited to three additional public company boards in addition to Exelon (four total).
•Directors who are public company CEOs are limited to one additional public company board in addition to Exelon (two total).
•Active, year-round shareholder engagement program with independent Director participation, as appropriate.
•Directors are encouraged to attend continuing education programs provided by the company or third-party providers.
•Exelon Directors are invited to attend utility Board meetings to gain greater insight into operations and performance at the utility level.

Governance Documents
Our Corporate Governance Principles, together with the articles of incorporation, bylaws, Committee charters, and other policies and practices, provide the framework for the effective governance of Exelon. The Corporate Governance Principles address matters including the Board’s responsibilities and role; Board structure, Director selection, evaluation, and other expectations; Board operations; Board Committees; and additional matters such as succession planning, executive stock ownership requirements, and our recoupment policy. Our Corporate Governance Principles are reviewed periodically and were last amended in July 2024.
Process for Communicating with the Board
Shareholders and other interested persons can communicate with any Director or the independent Directors as a group by writing to them at Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805398, Chicago, IL 60680-5398. The Board has instructed the Corporate Secretary to review communications initially and transmit a summary to the Directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters, or individual service or billing complaints. Pursuant to our Corporate Governance Principles, the Corporate Secretary will forward to the Directors any communication raising substantial issues.
Shareholders may also report an ethics concern with the Exelon Ethics Hotline by calling 1-800-23-ETHIC (1-800-233-8442). You may also report an ethics concern via email to EthicsOffice2@exeloncorp.com.
Related Person Transactions
Exelon has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is overseen by the CGC and is available on our website. The policy provides that the Exelon Chief Legal Officer reviews relevant information on transactions, arrangements, and relationships and makes a determination as to the existence of a related person transaction as

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Board and Corporate Governance Matters
defined by SEC rules and the policy. If it is determined that a transaction is a related person transaction, the CGC will review such transactions. Related person transactions that are in, or not inconsistent with, the best interests of Exelon may be approved by the CGC and reported to the Board.
There were no related person transactions identified for 2024.
Investor Engagement
Our relationship with our shareholders is an important part of our company’s success, and our long tradition of engaging with our investors enables valuable insights for the Board and its Committees into investor perspectives and priorities. During 2024, Exelon’s engagement team, comprising representatives of the Office of Corporate Governance, Investor Relations, Human Resources, Executive Compensation, and Strategy, Innovation, and Sustainability met to discuss a wide variety of issues with investors.
In 2024, Exelon contacted the holders of over 50% of our outstanding shares with offers to engage. Portfolio managers and governance professionals that accepted included a significant cross-section of our shareholder base, representing approximately 30% of Exelon’s outstanding shares. The feedback received from shareholders and other stakeholder groups is shared with each Committee and the Board, as appropriate, on a regular basis throughout the year. The ARC, CGC, OSCC, and TMCC adopt or recommend Board approval of suggested enhancements to policies, practices, or disclosures where appropriate to meet investor concerns or expectations relating to new issues or emerging trends.
We believe that our approach to engaging openly with our investors on topics such as environmental strategy, corporate governance, executive compensation, and other human capital management issues drives increased accountability, improves decision making, and ultimately creates long-term value.

Annual Engagement Cycle

SPRING/SUMMER	FALL/WINTER	PRE-ANNUAL MEETING	ANNUAL MEETING
•Review annual meeting results and develop focused off-season engagement plan •Review governance practices in light of investor feedback and governance trends	•Engage with shareholders to solicit feedback and understand their priorities •Evaluate potential changes to governance policies, compensation practices or other disclosures	•Engage with shareholders on proxy matters •Answer questions about proxy issues and the Board’s vote recommendations	•Opportunity for shareholders to ask questions directly to senior management and the Board and to vote on proposals
RECENT ACTIONS DEMONSTRATING RESPONSIVENESS TO INVESTOR FEEDBACK
During 2024, sustainability and human capital topics continued to be a focal point in nearly all investor engagements. Many investors were keenly interested in Exelon’s strategy to meet future challenges and the Board’s role in oversight of these critical issues. In 2024, our Investor Relations team refreshed an in-depth sustainability presentation that is available on our IR webpage (investors.exeloncorp.com) and contains detailed information covering a range of topics frequently requested by investors. This report is supplemental to and complements the Exelon Sustainability Report.
Recent actions taken in response to shareholder feedback include implementing shareholder special meeting rights (discussed immediately below); eliminating all tax gross-ups for executive perquisites with limited exceptions for required travel and relocation; publishing Exelon’s EEO-1 reports; and reporting in compliance with the SASB Standards.
In 2024, Exelon received a shareholder proposal to provide shareholders the right to call a special meeting. This proposal received 34% support from shareholders. At the same time, Exelon put forth a management proposal to provide for the right to call a special meeting which was tailored to specifically align with the minimum threshold under Pennsylvania law, our state of incorporation. The management proposal received 99% support. The corresponding changes to Exelon’s governance documents were effectuated as of April 30, 2024, thus implementing the core request underlying the shareholder proposal. These changes were discussed during the 2024 fall and winter engagement season, and shareholders indicated their overall satisfaction with the changes.

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Board and Corporate Governance Matters
Board Oversight of Risk
The Company operates in a complex market and regulatory environment. The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to the Committees. Any risk oversight area not allocated to a Committee remains with the Board. Cybersecurity and other risk items that are overseen by the full Board are generally those that are deemed most critical to our operations or strategy.
Each Committee has a designated member of executive management as the primary responsible officer for providing information and updates related to the significant risks for that Committee. These officers ensure that all significant risks identified by our enterprise risk management program are regularly reviewed with the Board and/or the appropriate Committee(s). Each Committee reports regularly to the Board on discussions of enterprise risks for which it is responsible. Furthermore, the Board regularly discusses short-, medium-, and long-term enterprise risks in connection with the evaluation of capital investments, other business opportunities and strategies as well as emerging trends or developments. Reports provided by senior leadership, as well as third-party experts, support oversight of the key risks delegated to each Committee and the full Board.
All Directors are actively involved in the risk oversight function, and we believe that our leadership structure supports the Board’s risk oversight responsibility. Each Committee is chaired by an independent Director, and the CEO does not serve on any Committee. There is regular, open communication between management and the Directors.

EXELON BOARD OF DIRECTORS

The full Board has primary responsibility for risk oversight including the following areas:
•Significant enterprise risk, strategy, and long-range business plan •Cybersecurity •Business risks and capital allocation, including capital decisions related to environmental and climate risks

RISK OVERSIGHT DELEGATED TO THE COMMITTEES

AUDIT AND RISK	OPERATIONS, SAFETY, AND CUSTOMER EXPERIENCE

•Oversees independent auditor relationship and internal audit program, and risks associated with financial reporting
•Oversees tax strategy and assessment of tax risks
•Oversees compliance and ethics program, including review of significant matters, review of an annual compliance risk assessment, and compliance with policies governing interactions with public officials
•Oversees enterprise risk program

•Reviews operational reliability, resiliency, business continuity, and emergency response risks and mitigation plans
•Oversees risk mitigation for operational technology and physical security
•Reviews and monitors responses to significant operational and health and safety incidents
•Oversees safety culture, goals, and risks

Executive Leads: CFO and EVP, Compliance Audit and Risk Key Support: Controller, Tax, Internal Audit, Compliance & Ethics, Operations & Business Investments, Independent Auditor, Legal	Executive Lead: Chief Operating Officer Key Support: Utility CEOs, Safety, Customer Operations, Operations & Business Investments, Legal, Cyber & IT, Security

CORPORATE GOVERNANCE	TALENT MANAGEMENT & COMPENSATION

•Oversees CEO succession planning
•Reviews risks related to governance and shareholder activism
•Oversees sustainability and climate change strategies and efforts to protect and improve the environment
•Oversees political contributions

•Oversees compensation philosophy and strategy to align with Exelon’s strategic and operating objectives
•Evaluates risks related to compensation policies and practices
•Oversees matters related to corporate culture and talent development

Executive Lead: Chief Legal Officer Key Support: Corporate Governance, Chief Sustainability Officer, Environmental Strategy, HR, Independent Compensation Consultant	Executive Lead: Chief People and Equity Officer Key Support: Executive Compensation, HR, Finance, Corporate Governance, Independent Compensation Consultant

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Management’s role in supporting the Board and Committees’ oversight of risk is focused on identifying risk and risk controls related to significant business activities, mapping the risks to company strategy, and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk.
Enterprise Risk Management
Managing business risks of all types, from operational, financial, and regulatory risks to global risks like climate change, is central to Exelon’s business. Our Enterprise Risk Management (ERM) team, in collaboration with our operating companies, is responsible for coordinating Exelon’s risk management program. As part of its risk oversight program, Exelon has adopted a Three Lines operating model of governance developed by the Institute of Internal Auditors and updated in 2020. The Three Lines Model delineates responsibilities across business operations, risk, and oversight functions to support coordinated management and oversight of risks.
The Three Lines model allocates risk management responsibilities among three distinct groups:
•First Line: Functions that own and manage risk,
•Second Line: Functions that monitor internal and external compliance regarding risk-related matters, and
•Third Line: Function that provides independent assurance. At Exelon, this is Exelon Audit Services (EAS).
The ERM team works collaboratively with business teams to help them identify and assess risks, and to better understand how to manage risks and establish tolerances that allow for growth while staying within our risk appetite. This includes but is not limited to supporting business teams in connection with the following processes: identifying and assessing the management of top enterprise risks, monitoring top enterprise risks using enterprise risk management tools, such as Key Risk Indicators (KRIs) and bow-tie risk assessments, identifying, monitoring, and assessing emerging risks, and reviewing proposed capital projects.
ERM provides an enterprise-wide view of risks and risk management practices and provides reporting regarding risk management issues to senior leadership and the Board. Each operating company has a Risk Management Committee tasked with identifying and evaluating the most significant risks of the business and the actions needed to manage and mitigate those risks. The senior executives of the business, as well as ERM, discuss risks with the ARC.
Other Board Responsibilities
Oversight of Strategy
The Board and its Committees provide oversight of the Company’s business strategy throughout the year. Various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Committees, and the Board receives regular updates on progress and execution from, and provides guidance to, our management team. The Board dedicates at least one meeting each year to a deep dive on strategic planning and oversight. These sessions create a dedicated forum for a fluid exchange of viewpoints and ideas on the Company’s strategic direction and identifying new opportunities and risks as management executes upon the Company’s strategy.
Oversight of Sustainability
The Board’s oversight of strategy and risks includes oversight of key sustainability and responsible business matters at both the Committee and full Board levels. Issues such as climate resilience, cybersecurity, talent management, and safety are important to the long-term success of the Company and, accordingly, are integrated into topics reviewed and discussed at Board meetings throughout the year.
Each of the Committees also has oversight of issues relevant to their domain. The ARC reviews SEC disclosures related to human capital management, environmental, and cybersecurity risks. The TMCC is actively involved in overseeing policies related to talent development and corporate culture. The CGC is tasked with overseeing sustainability and climate change strategies and efforts to protect and improve the environment as well as overseeing political contributions. And lastly, the OSCC oversees key operational issues, including safety.
The full Board oversees all other relevant issues, including, but not limited to, evaluating business risks related to climate change; reviewing investment and divestment opportunities related to climate risks; workforce development; and corporate philanthropy.

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Board and Corporate Governance Matters
Oversight of Cybersecurity
Our business serves millions of customers, including governmental customers, making us part of the nation’s critical infrastructure. Accordingly, cybersecurity is a high priority at Exelon, and the Board devotes significant time and attention to overseeing cyber and information security risk. We frequently assess our cybersecurity capabilities and embrace continuous improvement to protect assets critical to grid reliability and national security, as well as customer information.
In 2022, the Board adopted a Cybersecurity Oversight Policy to specifically address their oversight of management’s cybersecurity program and Exelon’s enterprise-wide risk related to cybersecurity, including management’s identification, assessment, and mitigation of cybersecurity risks, and the Board engages regularly with management regarding risks from cybersecurity threats. Additional information about the Board’s oversight of cybersecurity and Exelon’s cybersecurity risk management strategies can be found in Item 1C of Exelon’s 2024 Annual Report on Form 10-K.
Oversight of Utility Boards
Each of Exelon’s six utilities are wholly or majority owned by Exelon (i.e., controlled companies). However, each utility maintains its own board of directors with independent directors to ensure independent and engaged oversight of utility operations.
The CGC and Board have adopted governance and structural documents for the utility boards to reflect strong and consistent governance practices, such as clearly defining utility director qualifications and core competencies, which include the need to reflect the diversity of the communities served; clarifying utility boards’ duties and limits of authority to align with the parameters of the controlled company structure; and implementing formal annual utility board and director evaluations.
Pursuant to its charter, the CGC’s responsibilities for oversight of the utility boards include (1) determining utility board size and consulting on the appropriate skills needed for each utility board; (2) assessing potential utility board candidates and approving utility director elections; (3) reviewing and recommending evaluation processes and criteria and annually reviewing the results of completed evaluations; and (4) annually reviewing all utility board governing documents, policies, and practices to ensure alignment with Exelon interests and best practices for controlled company governance and recommending revisions as needed.
Oversight of the utility boards also includes an annual assessments of each utility board and utility director. Utility directors are provided a list of questions and topics to review prior to discussion with the utilities board chair or his delegate. Results of these interviews are summarized and presented to the CGC, and appropriate feedback is communicated to individual directors as needed.

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Board Composition and Leadership
Board Composition and Refreshment
The CGC regularly reviews the composition of the Board, and, while the CGC does not have a formal policy, the CGC considers diversity to be an important consideration when evaluating Board composition and director qualifications. The CGC considers all aspects of diversity, such as diversity of background, skills, gender, race or ethnicity, as well as professional and life experience.
The CGC is also responsible for considering the long-term composition of the Board and believes in the value of new perspectives and fresh ideas that come from adding new directors to the Board. The CGC also closely considers the pacing of expanding the Board so that new additions have sufficient overlap with longer-tenured directors to learn the business and understand the operations and culture of the Board. The Board also considers a gradual refreshment process to be appropriate in order to avoid significant disruptions to the normal course of business.
If each Director nominee is elected to the Board, after the 2025 Annual Shareholders’ Meeting, our incumbent Directors will have served an average of 3.0 years on the Board. The Board generally believes that a mix of short-, medium-, and long-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the balance of fresh perspectives and deep institutional knowledge. The Board has recently undergone significant refreshment with five Director nominees having tenure of two years or less. With the number of new Directors, the Board has prioritized robust onboarding as well as creating opportunities for Directors to interact outside the boardroom.
Board Leadership
Exelon’s bylaws permit the independent members of the Board to determine the leadership structure of the Board including whether the roles of Board Chair and Chief Executive Officer should be performed by the same individual or whether the roles should be performed by separate individuals. The Board believes that separation of these functions is not required as a matter of policy, and whether to combine the roles or not is a matter for the Board’s sole discretion, taking into consideration the current and anticipated circumstances of the Company, the skills, and experiences of the individual or individuals in question, and the leadership composition of the Board.
The Board separated the roles of Board Chair and Chief Executive Officer in 2012 and continues to find that this leadership structure ensures independent oversight and promotes the Board’s ability to effectively represent the best interests of all shareholders. This structure gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Board Chair facilitates our Board’s independent oversight of management, serves as principal liaison between the Board and senior management, and leads our Board’s consideration of key governance matters.
The Board recognizes that no single leadership model is right for all companies at all times. Accordingly, the Board periodically reviews its leadership structure as circumstances warrant. The Board is committed to continued independent oversight at all times, and our Corporate Governance Principles provide that the independent members of the Board shall select and elect a Lead Independent Director in the event the Board Chair and Chief Executive Officer roles are held by the same individual, or the person holding the role of Board Chair is not independent under Exelon’s Independence Standards for Directors.
Selection of a New Independent Board Chair
John Young will not be standing for re-election at the 2025 annual meeting of shareholders. In connection with Mr. Young stepping down as Board Chair following the 2025 annual meeting, the Board facilitated a formalized, robust selection process to identify and select the next independent Board Chair. After the completion of the selection process, in which all current Directors (except Mr. DeWalt, who joined the Board in March 2025) participated, the Board selected Paul Bowers as Mr. Young’s successor. Following the 2025 annual meeting and assuming his election, Mr. Bowers will serve as the new independent Board Chair. The Board is grateful for Mr. Young’s service and contributions to the Company.

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Board and Corporate Governance Matters
Director Onboarding and Continuing Education
Director Onboarding
The Board has an orientation and onboarding program for new Directors and provides continuing education for all Directors that is overseen by the CGC. The orientation program is tailored to the needs of each new Director depending on his or her level of experience serving on other boards and knowledge of the Company or industry. Materials provided to new Directors include information on the Company’s vision and strategic direction, financial matters, principal operating businesses, corporate governance practices, Code of Business Conduct, risk management framework, and other key policies and practices, including each of the Company’s policies related to interactions with public officials. The orientation process includes a series of one-on-one meetings with members of senior management for deep-dive briefings on business units and corporate functions.
Continuing Education
Continuing director education is provided during portions of Board and Committee meetings, as needed, and is focused on topics necessary to enable the Board to effectively consider issues before them at that time (such as new regulatory or accounting standards). Education may take the form of presentations from senior leadership or other subject matter experts within the Company, cybersecurity workshops or tabletop exercises, presentations from external advisors, or “white papers” which are deep dives into timely subjects or topics. The ARC periodically holds sessions devoted to education on new accounting rules and standards and/or topics deemed to be helpful to having a good understanding of our accounting practices and financial statements.
Additionally, Directors may attend educational seminars and programs sponsored by external organizations. Directors may self-identify programs or choose from a curated list of external educational opportunities, including programs related to board governance and related matters as well as utility industry educational programs.
Board and Committee Engagement
Board Engagement
The Board and its Committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as necessary. We expect each Director to attend every meeting of the Board and the Committees on which the Director serves. The Board of Directors held six meetings during 2024, including a strategy retreat with senior officers of Exelon and its subsidiary companies. Each Director attended at least 75% of the meetings of the Board and each Committee on which the Director served in 2024 (held during the period in which the director served), and on average Directors attended 98% of their respective Board and Committee meetings.
All Director nominees are expected to participate in the annual meeting of shareholders, and all nominees for Director at the 2024 annual meeting of shareholders attended the meeting.
At each regular Board meeting, time is reserved for the independent Directors to meet in executive session without the CEO present. The executive leadership team regularly attends Board meetings to present information on our business and strategy, and Board members have access to our employees outside of Board meetings.
Committee Engagement
The Board assigns responsibilities and delegates authority to its Committees, and the Committees regularly report on their activities and actions to the full Board. During 2024, there were four standing Committees of the Board: Audit and Risk (ARC), Corporate Governance (CGC), Operations, Safety, and Customer Experience (OSCC), and Talent Management and Compensation (TMCC). Each Committee has the authority to engage outside experts, advisors, and counsel to assist the Committee in its work.
The Board Chair and CEO generally attend all Committee meetings and all Committees meet regularly in executive session without management present.
Each Committee is governed by a Board-approved charter stating its responsibilities, which is reviewed annually and updated as appropriate. The charters are available on the Governance Overview section of Exelon website at www.exeloncorp.com and in print to any shareholder who requests a copy from Exelon’s Corporate Secretary.

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Committee Assignments and Rotation
The CGC and the Board understand the importance of bringing fresh and varied perspectives to the Board and its Committees, whose composition the CGC evaluates at least annually.
The composition of each Committee as set forth below on the following pages reflects the Committee’s composition during 2024; however, the Board has approved the following Committee assignment changes that will take effect as of April 27, 2025: Paul Bowers will step down as ARC Chair and Bryan Segedi will assume the ARC Chair role; Paul Bowers will step off of OSCC and join TMCC; and Linda Jojo will join CGC. If re-elected, Ms. Jojo will assume the role of Chair of CGC, effective April 29, 2025.
When new Directors are appointed to the Board, the CGC uses the opportunity to reevaluate whether the composition of the Board Committees should evolve as well to ensure the appropriate depth of skills and experiences. As part of the onboarding process, new Directors are generally invited to attend all Committee meetings for at least two regular meeting cycles before the Board determines their Committee assignments. As Mr. DeWalt joined the Board in March 2025, he has not yet been assigned to any Committees.
Board Committees
Audit and Risk Committee (ARC)

Members: Jojo, Richo, Rogers, Segedi

Committee is 100% Independent
Chair: Paul Bowers	Meetings in 2024: 6
The ARC’s duties and responsibilities include the following:
•Assists Board in the oversight and review of the quality and integrity of the Company’s financial statements and internal controls over financial reporting
•Appoints, retains, and oversees the independent auditor and evaluates its qualifications, performance, independence, and fees
•Oversees the Company’s internal audit function
•Oversees risk management functions and strategies, including compliance with risk management program, but excluding cyber, which is managed by the full Board
•Oversees compliance with Exelon’s Code of Business Conduct, and the process for the receipt and response to complaints regarding accounting, internal controls, ethics, or audit matters
The Board has determined that Messrs. Bowers, Rogers, and Segedi are “Audit Committee Financial Experts” as defined by SEC rules. The Board has also determined that each member of the ARC is independent as defined by SEC rules. See page 42 for the Audit and Risk Committee Report.

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Board and Corporate Governance Matters
Corporate Governance Committee (CGC)

Members: Bowers, Rodgers Cheshire

Committee is 100% Independent
Chair: John Young	Meetings in 2024: 5

The CGC’s duties and responsibilities include the following:
•Identifies and recommends qualified candidates for election by the Board and shareholders and oversees Board and Committee structure and composition
•Recommends Corporate Governance Principles and advises on corporate governance issues including evaluation processes for the Board, Committees, each Director, the Board Chair, and the CEO
•Oversees Exelon’s environmental strategies, including climate change and sustainability policies
•Oversees utility board governance policies and practices, qualifications and election of Utility directors, and annual review of the utility boards and directors
•Reviews Exelon’s director compensation program and retains an independent compensation consultant
•Authorized to retain an independent search firm to identify Director candidates
Operations, Safety, and Customer Experience (OSCC)

Members: Bowers, Rodgers Cheshire, Jojo, Lillie

Committee is 100% Independent
Chair: Matt Rogers	Meetings in 2024[1]: 2

(1)The Board approved the formation of the OSCC in March 2024, and the first meeting of the OSCC occurred in the third quarter of 2024.
The OSCC’s duties and responsibilities include the following:
•Oversees Exelon’s strategies, policies, and major activities related to operations, including transmission and distribution
•Oversees Exelon’s strategies, policies, and major activities relating to providing a healthy and safe environment for employees, customers, contractors, and the public
•Oversees Exelon’s strategies and major activities designed to support and enhance customer experience, including, but not limited to, service, technology, affordability, business development, and engagement
•Reviews and monitors Exelon’s operational performance and execution of major capital projects related to operations
•Reviews and monitors Exelon’s health, safety, and customer experience performance

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Talent Management and Compensation Committee (TMCC)

Members: Lillie, Richo, Young

Committee is 100% Independent
Chair: Marjorie Rogers Cheshire	Meetings in 2024: 5

The TMCC’s duties and responsibilities include the following:
•Evaluates the performance of the CEO at least annually, review the evaluation with the independent Directors of the Board and approve the compensation level of the CEO for ratification by the independent Directors of the Board based on this evaluation.
•Oversees the evaluation of, and review and approve the compensation level of, the other executive officers.
•Reviews and approves compensation plans and programs, including performance-based compensation, equity-based compensation programs and perquisites.
•Reviews CEO and other management succession plans with the CEO and the full Board.
•Reviews risks and associated risk management activities related to human capital, including talent management, development, and retention; employee engagement and well-being; and performance management.
•Reviews and discusses the CD&A with management.
During 2024, none of Exelon’s executive officers served on the board of directors of any entities whose executive officers serve on the TMCC or our Board. No current member of the TMCC was an executive officer or employee of Exelon during 2024 or at any time, and no member had any relationship with Exelon that would require disclosure under the SEC rules.
The Board has determined that each member of the TMCC is independent as defined by SEC rules and the Nasdaq corporate governance rules within its listing standards.
The TMCC engages Willis Towers Watson (WTW), a third-party consultant, to provide an independent assessment of the current executive compensation program and any management-recommended changes to that program and to work with management to ensure that the executive compensation program is designed and administered consistent with the TMCC’s requirements. WTW is engaged directly by the Committee. The TMCC reviewed WTW’s independence and determined that WTW is independent and the engagement did not present any conflicts of interest. See page 58 for additional information.
See page 58 for the Talent Management and Compensation Committee Report.

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Board and Corporate Governance Matters
Board, Committee, and Individual Director Assessment and Feedback
Our Board seeks to operate with the highest degree of effectiveness, supporting a dynamic boardroom culture of independent thought. Exelon has strong evaluation processes for its Board, Board Committees, and individual Directors.
Board Evaluation (Annual)
The Board conducts an annual assessment of its performance and effectiveness. The process is coordinated by the Board Chair and the Chair of the CGC and considers recommendations from the CGC on the process and criteria to be used for Board, Committee, and individual Director evaluations. The CGC oversees and approves the annual formal Board evaluation process.
The Chair of the CGC facilitates a discussion with the Board in executive session regarding the Board’s performance. As part of this discussion, the Board Chair steps out of the meeting to allow the other Directors to discuss the Chair’s performance. Directors are provided a list of questions and discussion topics to review prior to the discussion, focusing on what the Board is doing well and opportunities for improvement. Discussion topics include the following:

•Overall Board performance and areas of focus including oversight of Company operations, strategy, and financial performance
•Board composition, including whether the Board has an appropriate balance of diversity, skills, experience, and backgrounds
•Board and Company culture •Management engagement with the Board and Committees •Quality of information and materials provided to the Directors •Board meeting logistics
Following the completion of the session, the Board Chair and CGC Chair review the assessment with the Board, and the Board develops plans to take actions based on the results, as appropriate. The CGC Chair separately provides the Board Chair with feedback based on the discussion of the Chair’s performance.
Committee Evaluation (Annual)
All of the Board’s standing Committees conduct annual assessments of their performance. The Chair of the CGC facilitates a discussion with the members of each Committee in executive session focusing on the performance of each Committee. As part of this discussion, the Committee Chair steps out of the meeting to allow the other Directors to discuss the Chair’s performance. Discussion topics include whether Committee members possess the right skills, experiences, and background to fulfill the Committee’s role, whether the Committee is receiving sufficient information, whether meeting materials and presenters are effective, and other matters. The CGC Chair and Board review the results of each Committee assessment, and the Board and Committees develop action plans based on the results, as appropriate. The CGC Chair (or the Board Chair or other CGC member, in the case of the CGC) provides each Committee Chair with feedback based on the Committee members discussion of the Chair’s performance.
Individual Director Evaluations (Biennial)
Individual Director performance assessments include peer review by all members of the Board on the contributions and performance of each Director. Each Director is evaluated every other year, and newer Directors generally are not reviewed until they’ve completed at least one full year on the Board. The Chair of the CGC requests input from all Directors with regard to each Director undergoing assessment, including what each Director does well, should continue to do, and should refrain from doing. After reviewing the input received, the CGC Chair collaborates with the Board Chair to provide constructive feedback separately to individual Directors undergoing assessment for developmental opportunities.

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Board and Corporate Governance Matters
Director Compensation
The CGC is responsible for reviewing and making recommendations to the Board regarding its non-employee Director compensation program. The Committee is authorized to engage outside advisors and consultants in connection with its review and analysis of Director compensation. The Committee takes various factors into consideration, including responsibilities of Directors generally, Board and Committee leadership roles such as the Board Chair and Committee Chairs, and the form and amount of compensation paid to directors at comparable companies.

The non-employee Director compensation program comprises cash and equity components. The Board targets total compensation to be at the median level of compensation paid to directors at the peer group of companies used to benchmark executive compensation. The chart to the right reflects the amount and relative percentage of each component of the compensation program, excluding the additional fees for Board and Committee Chairs described below.	43%	57%
	Annual Cash Retainer $125,000	Annual Equity Award $165,000
Cash Fees
The table below sets forth the annual cash compensation paid in 2024 to Exelon’s non-employee Directors.

Role	Annual Cash Retainer ($)
Non-Employee Director	125,000
Board Chair	180,000
Committee Chairs:
Audit and Risk Committee	25,000
Talent Management and Compensation Committee	20,000
Corporate Governance Committee	20,000
Operations, Safety and Customer Experience	20,000
Directors may elect to defer any portion of cash compensation into a non-qualified multi-fund deferred compensation plan. Under the plan, each Director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including amounts invested in the Exelon common stock fund) are settled in cash and may be distributed in a lump sum or in annual installment payments upon a Director reaching age 65, age 72, or upon departure from the Board. These funds are identical to those that are available to Company employees who participate in the Exelon Employee Savings Plan.
Directors who serve as members of special committees that may be formed from time to time receive fees of $5,000 per quarter for as long as the Committee remains needed, provided that the Board may determine that additional fees are appropriate depending on the nature and scope of the special committee. In 2024, the Board approved one-time payments to Mr. Bowers and Ms. Rogers Cheshire for their extraordinary service on a special committee between July 2022 and December 2023 in the amounts shown in the “2024 Director Compensation” table.
Equity Compensation
A significant portion of Director compensation is provided in the form of equity, to align the interests of Directors with the interests of shareholders. In 2024, Exelon’s non-employee Directors received deferred stock units (DSUs) with a total value of $165,000. The table below sets forth the amount of DSUs held by each non-employee Director as of December 31, 2024. The balances reported include additional DSUs accumulated as dividend equivalents.

2025 ׀ Exelon Proxy Statement	35

Board and Corporate Governance Matters

Name	Total Deferred Stock Units (#)
Bowers	14,570
Cheshire	20,063
Jojo	49,046
Lillie	7,472
Richo	6,308
Rogers	7,472
Segedi	4,504
Young	31,071
DSUs are granted at the end of each calendar quarter in arrears and credited to a notional account based upon the closing price of Exelon common stock on the date the quarterly dividend is paid. DSUs earn dividend equivalents which are reinvested as additional stock units. Directors may opt to receive their DSUs upon reaching age 65, age 72, or upon their departure from the Board. DSUs will be settled in shares of Exelon common stock and will be distributed in either a lump sum or in annual installments based on each Director’s election.
Director Stock Ownership Requirement
All Directors are required to meet the minimum stock ownership requirement within five years after their election to the Board. DSUs, share equivalents of the Exelon common stock fund within their deferred compensation plan account, as well as common shares beneficially owned directly or indirectly (including shares acquired in the open market) are counted towards meeting the stock ownership guidelines. For more information about each Director’s stock ownership, please refer to the “Stock Ownership of Directors and Executive Officers” table.
Other Benefits Provided
From time to time, Exelon Directors are invited to bring spouses or guests to Exelon or industry related events. When such invitations are extended, Exelon covers the cost of spousal or guest travel, meals, lodging and related activities. For tax purposes, the value of spousal or guest related travel is calculated according to IRS regulations and imputed to the Director as additional taxable income. In 2024, Exelon revised its Director compensation, travel, and expense policy to eliminate tax gross-ups for additional taxable income imputed to Exelon Directors when spouses or guests are invited to Exelon or industry related events. For disclosure purposes and in accordance with SEC rules, the foregoing benefits related to spousal or guest related travel are valued on the basis of incremental cost to Exelon. However, in most cases there is no direct incremental cost to Exelon of providing transportation and lodging for a Director’s spouse or guest when he or she accompanies the Director, and the only additional costs are those for meals and activities.
Additionally, under Exelon’s matching gift program, the Exelon Foundation matches Director donations to eligible non-profit organizations, dollar for dollar, up to $15,000 per calendar year.

36	2025 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters
2024 Director Compensation
The following table summarizes the compensation paid for each of our non-employee Directors who served as a member of the Board and its Committees in 2024. Calvin Butler, Exelon’s CEO, did not receive any additional compensation in 2024 for his service on the Board. For information regarding his compensation as the CEO, refer to the CD&A.

Director Name	Cash Fees ($) (Note 2)	Equity Compensation ($) (Note 3)	All Other Compensation ($) (Note 4)	Total Compensation ($)
Anderson (Note 1)	54,849	54,849	500,000	609,698
Bowers	286,966	165,000	—	451,966
Cheshire	287,966	165,000	15,000	467,966
Jojo	125,000	165,000	15,000	305,000
Lillie	125,000	165,000	15,000	305,000
Richo	125,000	165,000	—	290,000
Rogers	138,407	165,000	—	303,407
Segedi	125,000	165,000	—	290,000
Young	318,407	165,000	—	483,407
Total All Directors	1,586,595	1,374,849	545,000	3,506,444
(1)Mr. Anderson retired from the Board effective April 29, 2024.
(2)Includes annual Board and Committee retainers including any amounts voluntarily deferred into the deferred compensation plan. Amounts reported for Mr. Bowers and Ms. Rogers Cheshire include fees for membership on one or more special committees, including a Board-approved one-time payment of $116,966 made to each of them for their extraordinary service on a special committee between July 2022 and December 2023. In addition, for Ms. Rogers Cheshire, the amount reported includes $6,000 for her service as a director of the Exelon Foundation during 2024.
(3)The grant date fair values of the directors’ deferred stock awards have been computed in accordance with FASB ASC Topic 718.
(4)Amounts reported in this column include $15,000 contributions made under Exelon’s matching gift program for Mses. Rogers Cheshire, Jojo and Lillie, and for Mr. Anderson, a one-time contribution of $500,000 made by Exelon to charitable organizations selected by Mr. Anderson, in honor of his years of service to the Board.

2025 ׀ Exelon Proxy Statement	37

Audit Matters

PROPOSAL 2
Ratification of PricewaterhouseCoopers LLP as
Exelon’s Independent Auditor for 2025
Based on the most recent evaluation and consideration of factors described below, the ARC and the Board have determined that the retention of PricewaterhouseCoopers LLP (PwC) as Exelon’s independent auditor remains in the best interests of the Company and its shareholders based on the Committee’s level of satisfaction with the quality of services provided by PwC.
PwC has served as the Company’s independent auditor since 2000. The Committee believes PwC’s tenure as Exelon’s independent auditor is a benefit to audit quality given its experience with the Company and knowledge of Exelon’s business. Because of PwC’s familiarity with Exelon, the firm has demonstrated an ability to focus on risks significant to the Company and its industry and has developed and implemented efficient and innovative audit processes, which have enabled the provision of services for fees considered competitive by the Committee.

The Board recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor for 2025.

Evaluation of the Independent Auditor
The ARC regularly considers the independence, qualifications, compensation, and performance of its independent auditor. The ARC has approved an evaluation framework developed by management to assist with the ARC’s annual assessment of the independent audit firm, which includes the solicitation of feedback from management and the members of the ARC. Results of the full assessment were discussed by the ARC as part of its annual review process. Using the framework, the ARC assessed the following four areas in addition to a consideration of the independent audit firm’s independence.

Focus Areas:	Considerations included:

Quality of the Independent Audit Firm and Audit Process
•The number of restatements, material weaknesses, and significant deficiencies to determine if any items reasonably should have been identified by the independent audit firm.
•Results of the 2023 Public Company Accounting Oversight Board (PCAOB) inspection report issued in May 2024.
•The risks associated with PwC based on its financial stability, compliance with applicable laws and professional standards, pending litigation or judgments against the firm, and results of applicable independent audit firm inspections.

Alignment with Exelon’s Core Values
•Whether PwC and the onsite team demonstrate a commitment to diversity, equity, and inclusion (DEI) in alignment with Exelon’s values.
•The results of management’s annual DEI assessment of third-party finance vendors. (In 2024, PwC was appointed to Exelon’s DEI Honor Roll for the 13th consecutive year.)

Level of Service Provided by the Independent Audit Firm
•Results of an annual assessment completed by the ARC and members of management who frequently interact with PwC.
•Open access to and engagement with PwC subject matter experts providing valuable insights on matters important to Exelon.

Good Faith Negotiation of Fees	•Robust fee negotiation process. •Reasonableness of fees incurred against the annually approved fees and reported fee estimates provided to the ARC quarterly.

38	2025 ׀ Exelon Proxy Statement

Audit Matters
In addition, the ARC assessed PwC’s independence based on review of PwC’s required communications and forthright, candid and prompt communications on related independence matters, when needed. Based on the results of its assessment, the ARC found PwC to be independent from the Company and its management and appointed PwC as its independent auditor for 2025.
Tenure
PwC has served as the Company’s independent auditor since 2000. In considering the tenure of PwC as our independent auditor, the ARC carefully considers the benefits of a long tenure in light of the robust controls in place to safeguard independence.

Benefits of Tenure	Key Independence Controls

•Enhanced Audit Quality. PwC’s deep familiarity with the utilities industry and Exelon’s businesses and operations, accounting policies and practices, and internal controls over financial reporting is valuable to the Company and its shareholders.
•Continuity Mitigates Disruption Risk. Onboarding a new independent auditor would require extensive education and significant time and resources for the new auditor to obtain a comparable level of familiarity with our business and control framework. Such a disruption could potentially distract from management’s focus on other matters.
•Continuity of Non-Audit Work. A new independent auditor would also disrupt non-audit workflows and could create conflicts related to consulting contracts on other matters.
•Efficient Audit Plans. PwC’s knowledge of Exelon’s business and control framework allows it to develop and implement efficient and innovative audit processes, enabling the provision of services for fees the ARC considers to be competitive.

•Committee Oversight. The ARC and its Chair hold regular executive sessions with the independent auditor, during which the ARC discusses the scope of PwC’s audit, and any problems or difficulties encountered or observations made.
•Lead Partner Rotation. PwC’s institutional knowledge and experience is balanced by the fresh perspective delivered by changes in the audit team resulting from mandatory lead engagement partner rotation and routine turnover within the team. The ARC is directly involved in the consideration and selection of its lead engagement partner.
•Limits on non-audit services. The ARC has exclusive authority to pre-approve non-audit services and determine whether such services are consistent with auditor independence.
•Independence assessment. On at least an annual basis, PwC provides the ARC reports regarding independence; conducts periodic internal reviews of its audit and other work; and assesses the adequacy of partners and other staff serving the Company’s account consistent with independence requirements.
•Regulatory Controls. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Selection of Lead Engagement Partner
The ARC oversees the process for, and ultimately approves, the appointment of our independent auditor’s lead engagement partner. In evaluating and selecting a lead engagement partner, the ARC provides selection criteria to which PwC responds with a roster of qualified candidates, who will then be interviewed by members of the ARC and senior management including the Chief Financial Officer and Chief Accounting Officer. The ARC will then discuss the candidates with the current lead engagement partner and ultimately approve the selection of the new lead engagement partner. In 2023, the ARC approved a new lead engagement partner who shadowed the current lead engagement partner during 2024 and will commence service on the Company’s audit in 2025. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified industry and personal criteria, including diversity of thought and background and experience with complex global clients.

2025 ׀ Exelon Proxy Statement	39

Audit Matters
Request for Shareholder Ratification
As a matter of good corporate governance, the Board submits the selection of its independent audit firm to shareholders for ratification each year. If the selection of PwC is not ratified by shareholders, the ARC will reconsider its selection, but no assurance can be given that the Committee will change the appointment. Even if the selection of PwC is ratified, the ARC may appoint a different independent audit firm at any time if it determined that such a change would be appropriate.
Representatives of PwC will participate in the annual meeting of shareholders to answer questions and will have the opportunity to make a statement if they desire to do so.
Critical Audit Matters
In conformance with PCAOB rules, the ARC reviewed and discussed with PwC one critical audit matter (CAM) arising from the current period audit of Exelon’s financial statements. CAMs are defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the ARC and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involve especially challenging, subjective, or complex audit judgment. The ARC concurred with PwC’s assessment and identification of the CAM contained in its Audit Report included within Exelon’s 2024 Annual Report on Form 10-K.
Pre-Approval of Audit and Non-Audit Services
The ARC has adopted a Policy for Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditors (Policy) that includes pre-approval requirements for the audit and non-audit services provided by PwC. All audit and non-audit services provided by PwC in fiscal years 2024 and 2023 and related fees were approved in advance by the ARC. The Committee considered the nature, scope, and projected fees of each service as well as any potential implications for auditor independence.
The Policy specifically sets forth services that the independent auditor is prohibited from performing by applicable law or regulation. Further, the ARC may prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the ARC on an annual basis. Further, the ARC has delegated pre-approval authority to the ARC Chair with respect to any audit or permitted non-audit services up to a limit of $500,000 per engagement. Services with fees exceeding $500,000 require full Committee pre-approval. The ARC receives quarterly reports on the actual services provided by the independent auditor with related fees. No services were provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.

40	2025 ׀ Exelon Proxy Statement

Audit Matters
Independent Auditor Fees
The ARC is responsible for the audit fee negotiations associated with the Company’s retention of PwC. The below table presents aggregate fees billed for audit and other services rendered by PwC for the two most recent fiscal years.

	Fiscal Year
($ in thousands)	2024	2023
Audit Fees[1]	$16,225	$14,220
Audit Related Fees[2]	50	—
Tax Fees[3]	1,115	590
All Other Fees[4]	936	2,128
Total:	$18,325	$16,938
(1)“Audit Fees” include fees for financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including SEC and FERC financial statement audits and reviews, review of documents filed with the SEC, issuance of comfort letters and consents for debt issuances, and other attest services required by statute or regulation.
(2)“Audit Related Fees” consist of fees for assurance and related services that are traditionally performed by the principal auditor and are reasonably related to the performance of the audit or review of the financial statements, audits of stand-alone financial statements or other assurance services to comply with contractual requirements, financial accounting, or reporting and control consultations.
(3)“Tax Fees” consist of tax compliance, planning and advice services, including tax return preparation, refund claims, tax payment planning, assistance with tax audits and appeals, advice related to mergers and acquisitions and transactions, or requests for rulings or technical advice from tax authorities.
(4)“All Other Fees” primarily reflects fees for system implementation quality assurance services, some of which were allocated to Constellation Energy Group pursuant to separation-related services agreements in 2023 as well as fees related to a cyber security assessment.

2025 ׀ Exelon Proxy Statement	41

Audit Matters
Report of the Audit and Risk Committee
Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), the Company’s independent auditor for the year ended December 31, 2024, is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Committee.
During fiscal year 2024, as part of the Audit and Risk Committee’s oversight function, the Committee:
•Reviewed and discussed the Company’s annual audited financial statements, including the critical accounting policies applied by the Company in the preparation of these financial statements, assessment of the effectiveness of internal control over financial reporting, and quarterly financial statements with management and with PwC;
•Reviewed related matters and disclosure items, including the Company’s earnings press releases, and the processes by which the Company’s Chief Executive Officer and Chief Financial Officer certify the information contained in its quarterly and annual filings;
•Reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the internal auditor and the independent auditor;
•Inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;
•Met in periodic executive sessions with each of management, the internal auditor, and the independent auditor to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the Company’s financial reporting, and any other matters as appropriate;
•Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•Received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding independence and discussed with PwC their independence and related matters. Based on this review and discussion, and a review of the non-audit services provided by PwC during 2024, the Committee believes that the services provided by PwC in 2024 are compatible with, and do not impair, PwC’s independence.
In reliance on these reviews and discussions, the Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Committee also reappointed PwC as the Company’s independent auditor for 2025.
This report is provided by the following independent directors, who constitute the Audit and Risk Committee:
Paul Bowers, Chair
Linda Jojo
Anna Richo
Matthew Rogers
Bryan Segedi

42	2025 ׀ Exelon Proxy Statement

Executive Compensation

PROPOSAL 3
Advisory Vote on Executive Compensation (Say-on-Pay)
We provide shareholders with a say-on-pay vote every year at the annual meeting of shareholders. While the vote is non-binding, the Board and the TMCC take the results of the vote into consideration when evaluating the executive compensation program. Accordingly, you may vote to approve or not approve the following advisory resolution on the compensation of the named executive officers at the 2025 annual meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, and the other related tables and disclosure.

The Board recommends a vote “FOR” the approval of the compensation paid to the Company’s named executives, as disclosed in this proxy statement.

2025 ׀ Exelon Proxy Statement	43

Compensation Discussion & Analysis (CD&A)
This CD&A discusses Exelon’s 2024 compensation for our named executive officers (NEOs) comprising our CEO, CFO, and the three other most highly compensated executive officers serving as of the end of 2024. These officers are listed below. Biographical information concerning our NEOs and their ages can be found in the section entitled “Information about our Executive Officers as of February 12, 2025” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Calvin G. Butler, Jr. President and Chief Executive Officer	Jeanne Jones Executive Vice President and Chief Financial Officer	Gayle Littleton Former Executive Vice President and Chief Legal Officer	David Glockner Executive Vice President, Compliance, Audit and Risk	Michael Innocenzo Executive Vice President and Chief Operating Officer
2024 Leadership Changes
Effective April 1, 2024, Michael Innocenzo, who previously served as President and CEO of PECO Energy Company, was promoted to Executive Vice President and Chief Operating Officer of Exelon. In connection with his promotion, his base salary and Annual Incentive Plan (AIP) targets were increased and he received a new long-term incentive target award consistent with the terms of the Exelon Long-Term Incentive Plan (LTIP). Long-term incentives (LTI) include performance share awards (accounting for 67% of target LTI value) and restricted stock units (accounting for 33% of target LTI value). Payouts on both the AIP and the performance share awards were based on the achievement of pre-established performance targets as disclosed below in the CD&A. Accordingly, his compensation in the following disclosures is prorated based on the time spent in each role.
Additionally, Ms. Littleton ceased serving as Executive Vice President and Chief Legal Officer on January 1, 2025 and is serving as Special Advisor to the CEO until March 31, 2025, at which time she will separate and receive benefits pursuant to the terms of Exelon’s Senior Management Severance Plan applicable to a termination of employment other than for cause as disclosed below in the CD&A.

44	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Compensation Philosophy and Objectives
The goals of our executive compensation program are to motivate executives to achieve long-term success, grow shareholder value, and encourage the retention of key talent. The TMCC sets challenging performance metrics that are tied to the Company’s financial and operational goals. Financial targets are based on internal business plans and external market factors.
The following objectives and principles guide the design of our compensation program:

Objective	Practices that Support this Objective

ACCOUNTABILITY AND LONG-TERM PERFORMANCE
•Our compensation program promotes pay-for-performance by linking business performance with shareholder returns and payouts and supporting the execution of Exelon’s business strategy over multi-year periods to drive the success of our long-term strategy.
•We set target performance levels that are challenging, but reasonably achievable, and are aligned to the goals we communicate to investors.
•Incentive compensation is tied to Exelon’s overall company performance; for utility executives, the majority of their annual incentive is tied to utility-specific results.

INVESTOR ALIGNMENT
•We engage directly with shareholders and will initiate responsive actions when appropriate.
•Executive stock ownership requirements align the long-term interests of our executives with our shareholders.
•The TMCC may exercise discretion when necessary to align actual payouts with business performance and shareholder returns.

BALANCE
•Our design balances short- and long-term objectives as well as financial and operational goals to motivate measured, but sustainable and appropriate, risk-taking.
•Annual incentive awards recognize the achievement of short-term goals, while long-term awards encourage our executives to deliver strong, longer-term results.

COMPETITIVE
•Competitive compensation is provided to attract, engage, and retain talented executives with a strong track record of success, assuring a high-performing and stable executive leadership team.
•Our compensation program considers the size and complexity of Exelon’s business, competitiveness relative to peer group market median, internal equity, experience, succession planning, performance, and retention.

2025 ׀ Exelon Proxy Statement	45

Compensation Discussion & Analysis (CD&A)
Strong Compensation Practices

WHAT WE DO:	WHAT WE DO NOT DO:

 Pay for performance
 Significant stock ownership requirements for Directors and executive officers
 Cap incentive awards and conduct an annual risk assessment of the compensation programs
 Double-trigger for change-in-control benefits
 Independent compensation consultant advises the TMCC
 Limited perquisites
 Clawback policy for incentive compensation awards
 Compensation practices aligned with our philosophy for consistent outcomes
 Engage in year-round shareholder outreach
 Prohibit hedging or pledging of Company stock
 Annually assess our programs against peer companies and best practices
 Set appropriate levels of “stretch” in incentive targets

 No guaranteed minimum payout of AIP or LTIP programs
 No employment agreements
 No excise tax gross-ups for change-in-control agreements
 The value of LTIP awards is not included in pension or cash severance calculations
 No more than two years of additional credited service under supplemental pension plans
 No option repricing or buyouts[1]

(1)The Company has not issued options since 2012 and there are no options outstanding.

Shareholder Engagement

The TMCC regularly reviews executive compensation, taking into consideration input received through Exelon’s regular and ongoing engagement with investors. Feedback is solicited over the course of the year through our ongoing shareholder engagement program and in connection with the annual meeting of shareholders. During 2024, Exelon engaged with a significant cross-section of our shareholder base, representing approximately 30% of Exelon’s outstanding shares with independent director participation on some calls. Feedback from all discussions was shared with the appropriate Board Committee and/or the full Board.	5-YEAR AVERAGE SAY-ON-PAY SUPPORT: 93.5%
Through these engagement calls, shareholders expressed their view that Exelon’s executive compensation program has strong pay-for-performance alignment. This overall approval for Exelon’s executive compensation program and design is demonstrated by the 2024 say-on-pay vote results of 93.7%.

46	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
2024 Compensation Program Structure
In keeping with Exelon’s executive compensation philosophy and objectives, the TMCC oversees the design of the executive compensation program comprising fixed and variable compensation elements as summarized below. The following table provides a summary of the compensation program for each of our NEOs.

Form	Measurement/Performance	Purpose
SALARY
Cash	Merit Based	Attracts and retains top talent through fixed income at competitive, market-based levels.
ANNUAL INCENTIVE PLAN (AIP)
Cash	60% - Adjusted Operating EPS* 15% - Outage Duration (SAIDI) 15% - Outage Frequency (SAIFI) 10% - Customer Satisfaction Index Responsible Business Modifier (-/+10%)	Motivates executives to achieve key financial and operational objectives using adjusted (non-GAAP) operating EPS* and operational goals that reflect our commitment to remain a leading energy provider. Also rewards the achievement of strategic goals related to DEI and sustainability.
LONG-TERM INCENTIVE PLAN (LTIP)
67% Performance Shares Units (PSUs)	Performance Metrics[1] •33.3% - Utility Earned ROE* •33.3% - Exelon Net Income* •33.4% - Exelon CFO/Debt* (Subject to a 3-year TSR Modifier)
Drives executive focus on long-term goals supporting utility growth, financial results, and capital stewardship and rewards the relative achievement of financial goals and Exelon’s total shareholder return (TSR) as compared with the TSR of utility peers (UTY) over three-year period (TSR Modifier).

33% Restricted Stock Units (RSUs)	Time-based award vests one-third per year over 3 years; no performance metrics	Balances LTI portfolio by providing executives with market competitive time-based awards.
(1)Final performance is based on cumulative performance over the 3-year cycle for Exelon Net Income* defined as adjusted non-GAAP operating earnings and the 3-year average for Exelon CFO/Debt* and Utility Earned ROE*.

2025 ׀ Exelon Proxy Statement	47

Compensation Discussion & Analysis (CD&A)
Alignment between Business Strategy and Compensation
Exelon’s value proposition, as articulated below across our strategic priorities, reflects our continued focus on key initiatives expected to drive strong operational and financial performance. The table below demonstrates the linkage between Exelon’s strategy and the compensation components or metrics used in our executive compensation program.

Strategic Priorities

	Operational Excellence	Financial Execution	Commitment to Stakeholders

2024 Priorities and Commitments	•Maintain industry leading operational excellence •Focus on customer affordability, including through cost management	•Deliver adjusted (non-GAAP) operating EPS* of $2.40 - $2.50 •Maintain strong balance sheet •Deploy $7.4B of capital for the benefit of customers •Earn consolidated operating ROE* of 9-10%	•Advocate for equitable, balanced energy transition •Continue making progress on Path to Clean goals

AIP Metrics	SAIDI - Outage Duration SAIFI - Outage Frequency Customer Satisfaction	Adjusted (Non-GAAP) Operating EPS*	Responsible Business Modifier

LTIP Metrics		Exelon Net Income* Exelon CFO/Debt* Utility Earned ROE*	Relative TSR Modifier

2024 Performance Highlights
•All utilities had strong SAIDI and SAIFI performance with PECO and BGE in the top quartile and PHI and ComEd in the top decile.
•ComEd and PECO upheld strong customer satisfaction performance in the top quartile.

•Adjusted (non-GAAP) operating EPS* of $2.50, above the mid-point of guidance.
•Issued $150M of equity to support investments and paid dividends of $1.52 per share.
•Invested $7.5 billion to replace aging infrastructure and enhance reliability and resiliency for the benefit of customers with an earned ROE* of 9.1%.
•The Company met all of the human capital goals and sustainability initiatives established for 2024 at plan/target.

48	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
2024 NEO Compensation
CEO Evaluation and Compensation
The Board conducts a robust annual assessment of the CEO’s performance. For 2024, the CEO provided the Board with a self-assessment; the TMCC Chair conducted meetings with each of the independent Directors to solicit feedback on the CEO’s performance; the Board Chair and TMCC Chair met in executive session to discuss summarized feedback of CEO performance during a TMCC meeting; and the Board Chair and the TMCC Chair then provided a summary of the feedback to the CEO.
The CEO’s compensation is approved by the independent members of the Board, based on the recommendations of the Committee. The TMCC developed compensation for Mr. Butler based on a similar set of factors as were considered for the other NEOs, including experience in role, individual performance, company results, retention considerations, competitive posture vs. the Exelon peer group (or other relevant market reference points) and internal equity. The factors are similar, but the outcomes can vary based on relative experience in role. In developing its recommendation for the Board, the TMCC engages its independent compensation consultant and considers multiple potential alternatives. Annually, the Committee reviews each element of the CEO’s compensation including base salary, annual and long-term incentive target opportunities.

A significant portion of Mr. Butler’s total direct compensation is in the form of long-term incentives, at approximately 75%, which aligns with the market competitive practice for CEOs in Exelon’s peer group.
Mr. Butler’s target compensation for 2024 is set forth in the table below. The chart to the right reflects the relative size of each component of Mr. Butler’s 2024 target compensation, including base salary, annual incentive award (AIP), and long-term incentive (LTIP).

NEO Compensation
The TMCC is also responsible for overseeing the development and administration of the executive compensation program for executive officers other than the CEO. For officers other than the CEO, the CEO prepares recommendations for approval by the Committee. The recommendations prepared by the CEO reflect a variety of factors including experience in role, individual performance, retention considerations, succession considerations, competitive posture vs. the Exelon peer group (or other relevant market reference points) and internal equity. Annually, the Committee reviews each element of the executive officers’ compensation including base salary, annual and long-term incentive target opportunities.
2024 Target Compensation

		Annual Incentive
Name	Base Salary ($)[1]	Target (%)[2]	Target Value ($)	2024 Target LTIP Value ($)	Total Target Compensation ($)
Butler	1,288,000	150	1,932,000	9,500,000	12,720,000
Jones	723,320	90	650,988	1,926,000	3,300,308
Littleton	696,280	90	626,652	1,765,000	3,087,932
Glockner	665,376	80	532,301	1,420,000	2,617,677
Innocenzo	685,000	90	616,500	1,765,000	3,066,500
(1)Mr. Innocenzo served as CEO of PECO before his promotion to COO of Exelon on April 1, 2024. The salary shown for Mr. Innocenzo reflects his rate effective April 1, 2024, upon his promotion to COO. For the other NEOs, salaries reflect rates effective March 1, 2024.
(2)The annual incentive target shown for Mr. Innocenzo reflects the full-year target for his COO role. His actual 2024 AIP payout was prorated based on his salary, AIP target, time served as PECO CEO and Exelon COO, and achievement of respective PECO and Exelon AIP goals. For details, see 2024 AIP Performance and Payout Determinations on page 52.

2025 ׀ Exelon Proxy Statement	49

Compensation Discussion & Analysis (CD&A)
Base Salary
When evaluating whether to make adjustments to base salary, the TMCC considers a number of factors, including the outcome of the annual merit review and results of the annual market assessment of NEO and CEO compensation provided by the Committee’s independent compensation consultant. The TMCC also takes into account the need to retain an experienced team, along with job promotions, individual performance, scope of responsibility, leadership skills and values, current compensation, internal equity, market competitiveness and other legacy matters.
For the CEO’s compensation, the TMCC recommends CEO compensation to the independent members of the Board. For the other NEOs’ compensation, the TMCC sets base salaries for each NEO (other than the CEO), which may be adjusted following an annual review. Base salary adjustments are effective as of March 1 each year. In January 2024, as part of its annual review, the Committee approved increases in base salary ranging from 3.0 - 7.0% for all NEOs.
Annual Incentive Program (AIP)
AIP Overview
The AIP is an annual cash incentive program that provides our NEOs the opportunity to receive an annual cash award based on the achievement of predetermined financial and operational goals. The AIP incorporates a single financial metric and key operational metrics that are aligned with the focus on driving outstanding customer experiences. The 2024 AIP design and metrics were consistent with the prior year’s design.
The following table provides a summary of the 2024 AIP program for each of our NEOs.

	Metrics	Weight	Purpose

Financial Goals (60%)	Adjusted (non-GAAP) Operating EPS* The Company’s net income from ongoing business activities divided by average shares outstanding during the year and adjusted to exclude certain costs, expenses, gains and losses, and other specified items.	60%	Supports commitment to provide solid returns to our shareholders and to support and grow our dividend.
Operational Goals (40%)	Outage Duration (SAIDI) Measure of the total duration of sustained interruptions divided by the total number of customers served.	15%	Supports commitment to providing reliable power and quickly responding to interruptions, which are essential to operations and customer satisfaction.
	Outage Frequency (SAIFI) Measure of the total number of customer interruptions divided by the total number of customers served.	15%	Supports commitment to dependable infrastructure and reliable power, which are essential to operations and customer satisfaction.
	Customer Satisfaction Index An index score for each customer segment is computed by averaging the mean ratings from three measures: overall satisfaction, meeting expectations and overall favorability.	10%	Supports commitment to meeting the needs and expectations of our customers with best-in-class service.
Modifier (±10%)	Responsible Business Modifier Based on outcomes from environmental and social measures directly aligned to Exelon’s progress on its Path to Clean and Diversity, Equity, and Inclusion goals.	±10%	Supports commitment to sustainability, and measures directly aligned to the communities that Exelon serves, our employees, and external stakeholders

50	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
AIP Goal Setting and Rigor
Exelon’s goal-setting process employs a multi-layered approach and analysis that incorporates a blend of objective and subjective business considerations and other analytical methods to ensure that the goals are sufficiently rigorous. Such considerations include:
•Recent History - Goals generally reflect a logical progression of results from the recent past
•Relative Performance - Performance is evaluated against a relevant group of the Company’s peers
•Shareholder Expectations - Goals are aligned with externally communicated financial guidance and shareholder expectations
•Strategic Objectives - Near- and intermediate-term goals are aligned with long-term aspirations
•Sustainable Sharing - Earned awards reflect a balance of shared benefits for shareholders and participants
The TMCC annually reviews AIP components, targets, and payouts to ensure that they are challenging and are designed to mitigate excessive risk taking. The TMCC considers short- and long-term financial and operational results relative to our internal goals. Goals for the AIP, including adjusted (non-GAAP) operating EPS*, are set at the Committee’s first regular meeting of the year around the same time that Exelon provides full-year guidance for EPS and other key financial metrics. Each financial and operational goal includes “threshold,” “target,” and “distinguished” performance levels.
Financial Goals (60%)
Building on past goal rigor, the TMCC set an adjusted (non-GAAP) operating EPS* AIP target for 2024 at $2.45, with a “distinguished” goal set significantly above the upper end of Exelon’s full-year EPS guidance. Exelon demonstrates rigorous goal setting by aligning the adjusted (non-GAAP) operating EPS* target at the mid-point (or higher) of the guidance range.

2024 adjusted (non-GAAP) operating earnings guidance:	$2.40		$2.50

AIP Targets:	$2.33 Threshold	$2.45 Target	$2.57 Distinguished
Operational Goals (40%)
Operational target metrics for 2024 were set at challenging levels that corresponded to top quartile performance relative to industry standards. Distinguished performance levels were set to outpace the industry’s best-in-class performance.
Responsible Business Modifier
Beginning in 2023, the TMCC incorporated a Responsible Business Modifier into the AIP. The Responsible Business Modifier is based on a holistic evaluation by the Committee of key accomplishments and actions taken during the year related to enterprise-wide diversity, equity and inclusion and sustainability goals. The Committee may choose to apply the Responsible Business Modifier to adjust the payout amounts upwards or downwards by up to 10% or determine not to make any adjustments. Throughout the year, management reviewed score cards detailing qualitative and quantitative progress on those goals.

2025 ׀ Exelon Proxy Statement	51

Compensation Discussion & Analysis (CD&A)
2024 AIP Performance and Payout Determinations
The following table details the 2024 threshold, target, and distinguished or maximum performance goals, and the results achieved. The performance factor for 2024 AIP awards was calculated to be 136.64% of target for the NEOs.
Based on a holistic review in 2024, the Committee made no adjustments to the performance factor based on the Responsible Business Modifier.

	Performance Scale			Performance
AIP Metrics:	Threshold (50%)	Target (100%)	Distinguished (200%)	Actual Performance	as % of Target	Weighted Performance
Adjusted (non-GAAP) Operating EPS*	$2.33	$2.45	$2.57	$2.50	161.11%	96.67%
SAIDI	74	43	25	44	98.39%	14.76%
SAIFI	0.71	0.54	0.38	0.51	118.75%	17.81%
Customer Service	7.77	8.02	8.35	7.89	74.00%	7.40%
				Performance:		136.64%
				Responsible Business Modifier:		100.00%
				Final Performance Factor:		136.64%
AIP targets are set and expressed as a percentage of base salary. At the end of the year, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics. The final AIP award is calculated by multiplying the target award by the performance factor. Final awards can range from 0% to 200% of target.
There are no individual performance modifiers for Exelon’s executive officers, including the NEOs.
The following table shows actual AIP payout amounts awarded to Exelon’s NEOs.

Name	AIP Target (% of Salary)	Dollar Value of AIP Target ($)	Performance Factor	Actual Award ($)
Butler	150.00%	1,932,000	136.64%	2,639,885
Jones	90.00%	650,988	136.64%	889,510
Littleton	90.00%	626,652	136.64%	856,257
Glockner	80.00%	532,301	136.64%	727,336
Innocenzo[1]	86.06%	567,574	133.22%	756,130
(1)Mr. Innocenzo served as CEO of PECO before his promotion to COO of Exelon on April 1, 2024. His actual 2024 AIP payout was prorated based on his salary, AIP target, time served as PECO CEO and Exelon COO, and achievement of respective PECO and Exelon AIP goals.

52	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Long-Term Incentive Program (LTIP)
LTIP Overview & Goal Setting Process
The TMCC grants long-term equity incentive awards annually at its first regular meeting each year. Once the total target equity incentive award is determined, the value is split between RSUs (33%) and performance shares (67%). RSUs vest ratably over three years and are not subject to performance metrics. RSUs receive dividend equivalents that are reinvested in additional units and remain subject to the same vesting conditions as the underlying awards.
The performance metrics underlying the 2022 - 2024 performance share awards are listed below.

Metrics	Weight	Purpose

Utility Earned ROE* Average utility ROE weighted by year-end rate base.	33.3%	Measure of value created by utility businesses. Aligned with our strategy to invest in our utilities where we can earn an appropriate return.
Utility Net Income* Aggregate utility adjusted (non-GAAP) operating earnings*, including Exelon hold-co net operating income (loss).	33.3%	Measures financial performance of the utilities. Aligned with our strategy to grow our regulated utility business.
Exelon CFO/Debt* Ratio of cash from operations to total debt.	33.4%	Key ratio for determining our credit rating and thereby our access to capital. Aligned with our strategy to generate free cash and reduce debt.
LTIP Goal Setting and Rigor
Performance share targets are based on external commitments and performance scales aligned to industry standards. The 2022-2024 performance scale range for the Utility Earned ROE and Utility Net Income metrics were based on setting threshold performance at 90% and distinguished performance at 110% of target, with target performance set in line with external commitments. Target performance for the Exelon CFO/Debt metric is intended to align performance with the expectations of credit rating agencies.
The TMCC used the following process to determine performance share award targets:
•Performance targets (including threshold, target, and distinguished levels) for each of the metrics are set in January or February of each performance cycle.
•We do not disclose actual three-year targets used in our performance share award cycles until each cycle has been completed. We feel it is important to safeguard the confidentiality of our long-term outlook on projected performance, especially in light of changes in our industry, with our peer companies, and the overall utility market. This policy supports the propriety of our long-standing disclosure practices to only issue public annual performance guidance as part of our financial disclosure policies.
•At the end of the three-year cycle, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics.
To ensure adequate rigor for the financial targets applicable to the 2022-2024 performance share award cycle, targets were aligned to Exelon’s long-range business plan and external commitments.

2025 ׀ Exelon Proxy Statement	53

Compensation Discussion & Analysis (CD&A)
2022 - 2024 LTIP Performance
The following table details the threshold, target, and distinguished (or maximum) performance goals, and the results achieved for the 2022 – 2024 performance cycle.

	Performance Scale
LTIP (3-yr) Metrics:	Threshold (50%)	Target (100%)	Distinguished (150%)	Final Plan Performance	Performance as % of Target	Weighted Performance
Utility Earned ROE*	8.3%	9.2%	10.1%	9.3%	103.96%	34.62%
Utility Net Income* ($M)	$6,457	$7,174	$7,891	$7,123	96.45%	32.12%
Exelon CFO/Debt* (%)	>=12.0%<12.5%	>=13.0%<14.0%	>=15.0%	12.9%	75.00%	25.05%
				2022– 2024 Performance Factor		91.79%
The performance factor is subject to a TSR modifier that compares Exelon’s performance relative to the performance of the PHLX Utility Sector Index (UTY) on a point-by-point basis for the full three-year performance cycle. The TSR modifier is calculated by subtracting the TSR of the UTY over the same performance period from Exelon’s TSR for the period. The final factor is calculated by multiplying the performance factor x (100% + TSR Modifier). The final factor is applied to the individual’s target equity incentive award to determine the final award.
For the 2022-2024 LTIP, the TMCC approved a payout of 83.76%, based on 2022 - 2024 performance and the application of a negative TSR modifier.

		2022-2024 Exelon TSR		1.78%
		2022-2024 UTY TSR	–	10.52%
		TSR Modifier:		(8.74)

Performance Factor	x	(100% + TSR Modifier)	=	Overall Award Payout
91.79%	x	(100% + (8.74%))	=	83.76%
2022 - 2024 LTIP Payout Determinations
The following table shows how the payout formula was calculated and actual performance share amounts awarded for 2022-2024 as determined by the TMCC.
Pursuant to the terms of the long-term incentive program, performance share award payouts are settled in the form of 50% shares of Exelon common stock and 50% in cash, unless participants have achieved 200% or more of their stock ownership requirement as of the measurement date of June 30, 2024, in which case performance share award payouts are settled 100% in cash. Beginning with the 2024 - 2026 performance share cycle, all performance share awards will be paid out in shares, regardless of stock ownership levels.

NEO	Target Performance Share Award	Performance Factor	Final Award (# shares)	Award Value ($) (Note 1)
Butler	49,757	83.76%	41,676	1,690,814
Jones	7,775	83.76%	6,512	264,206
Littleton	20,991	83.76%	17,582	713,304
Glockner	22,080	83.76%	18,494	750,310
Innocenzo	12,838	83.76%	10,753	436,254
(1)Award values calculated based on Exelon’s closing stock price on February 3, 2025 of $40.57.

54	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Other Benefits
We provide limited perquisites to our executive officers, consistent with the Company’s goal of providing market-based compensation and benefits. The TMCC has approved the following perquisites:
•Limited tax assistance is provided when: employees are required to relocate; work outside their state of home residence and encounter double taxation in states and localities where tax credits are not permitted in home state tax filings; and travel and lodging is required of certain executives in connection with regulatory requirements in connection with the Company’s 2016 acquisition of Pepco Holdings, Inc.
•Transportation related benefits including limited personal use of corporate aircraft for certain executives, including spouse, domestic partner, other family members or guests. These benefits allow certain of our executives to perform job duties in a safe, secure environment and promotes effective use of their time. Personal use of corporate aircraft by all executives is subject to approval by the CEO in accordance with the corporate aviation policy. With respect to the CEO’s usage of the corporate aircraft, the Committee approves an annual jet usage cap. For 2024, the Committee approved an annual corporate jet usage cap for Mr. Butler of the lesser of 100 hours and $300,000 of aggregate incremental cost.
Exelon also offers Company cars and driver services for NEOs and certain other officers enabling the effective performance of their duties among the Company’s various offices and facilities. Certain NEOs are also entitled to limited personal use of the Company’s cars and drivers including for purposes of commuting to work locations.
•Travel and lodging benefits provided to certain executives pursuant to regulatory commitments in connection with the Company’s 2016 acquisition of Pepco Holdings, Inc.
~~•~~Personal use of corporate-leased skyboxes for cultural, entertainment, or sporting events is provided to certain executives.
•Personal financial planning services and physical examinations.
•Bring Your Own Device (BYOD) benefit provides a stipend toward personal mobile device plans.
•Relocation benefits pursuant to Exelon’s relocation benefits program for management-level employees (Relocation Program). The Relocation Program enables Exelon to attract and retain top talent and to select new executive hires from the broadest possible pool of qualified candidates both externally and internally across Exelon’s geographic footprint. Providing comprehensive relocation support ensures that executives can transition seamlessly into their new roles, allowing them to focus on strategic leadership and driving long-term shareholder value.
Stock Ownership and Trading Requirements
To strengthen the alignment of executive interests with those of shareholders, executives at the vice president level or above are required to own certain multiples of base salary of Exelon common stock within five years of the date of hiring or promotion to a new position. The table below reflects stock ownership as of the annual measurement date of June 30, 2024. For additional details about NEO stock ownership, please see the Beneficial Ownership Table.

The following types of ownership count towards meeting the stock ownership guidelines: restricted shares and restricted stock units (RSUs); shares acquired and held through the exercise of stock options; shares held in the Exelon Corporation Deferred Compensation Plan, dividend reinvestment plan, and/or Employee Savings Plan; and common shares beneficially owned directly or indirectly, including shares held in trust. Shares underlying performance share awards do not count toward the stock ownership requirement.
As of June 30, 2024
NEO	Required Ownership	Actual Ownership
Butler	6x	8.4x
Jones	3x	3.0x
Littleton	3x	4.0x
Glockner	3x	3.7x
Innocenzo	3x	5.0x

2025 ׀ Exelon Proxy Statement	55

Compensation Discussion & Analysis (CD&A)
Insider Trading Policy and Requirements
Exelon has adopted an insider trading policy setting forth policies and procedures governing the purchase, sale, and other dispositions of Exelon’s securities. The policy applies to all Exelon personnel, including directors, officers, employees, and other covered persons. If a covered person has material nonpublic information relating to Exelon, it is the Company’s policy that neither that person nor any related person may buy, sell, gift, or recommend securities of the Company. Our insider trading policy also includes provisions that prohibit covered persons from engaging in short sales, put or call options, hedging transactions, pledging, or other derivative transactions involving Exelon stock. Exelon also follows procedures for the sale or repurchase of its own securities.
We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to Exelon’s 2024 Annual Report on Form 10-K.
Timing of Equity Grants
Equity awards are discretionary and are generally granted to our NEOs and other officers at the first regular meeting of the TMCC each year. In certain circumstances, including the hiring or promotion of an officer, the TMCC may approve grants to be effective at other times. Exelon does not currently grant stock options to its employees and has not issued any stock options since 2012.
Eligible employees, including our named executive officers, may voluntarily enroll in the employee stock purchase plan (ESPP) to purchase shares at a discount using payroll deductions accumulated during the prior three-month period. Purchase dates under the ESPP are generally the last trading day of each quarter.
The TMCC did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and Exelon does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Recoupment of Compensation
Discretionary Clawback Policy
The Board of Directors’ Clawback Policy provides discretionary ability to claw back incentive compensation when deemed appropriate in the event of a financial restatement or a significant financial loss or serious reputational harm.
Financial Restatement: Under the current policy, the Board will recoup incentive compensation if it determines that (a) the incentive compensation was based on the achievement of financial or other results that were subsequently restated or corrected, (b) the incentive plan participant engaged in fraud or intentional misconduct that caused or contributed to the need for restatement or correction, (c) a lower incentive plan award would have been made to the participant based on the restated or corrected results, and (d) recoupment is not precluded by applicable law or employment agreements.
Financial Loss or Reputational Harm: The Board or the TMCC may also seek to recoup incentive compensation paid or payable to current or former incentive plan participants if, in its sole discretion, the Board or TMCC determines that the current or former incentive plan participant breached a restrictive covenant or engaged or participated in misconduct or intentional or reckless acts or omissions or serious neglect of responsibilities that caused or contributed to a significant financial loss or serious reputational harm to Exelon or its subsidiaries regardless of whether a financial statement restatement or correction of incentive plan results was required, and recoupment is not precluded by applicable law or employment agreements.
Mandatory Financial Restatement Compensation Recoupment Policy
In 2023, the Board adopted the Financial Restatement Compensation Recoupment Policy which complies with Nasdaq listing standards and SEC rules. The policy provides for the mandatory recoupment of certain incentive-based compensation awarded to current and former executive officers, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. Under the policy, if the incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received had it been calculated based on the restated amounts, the Company will recoup such erroneously awarded compensation.

56	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Peer Group Used for Benchmarking 2024 Executive Compensation
We use a blended peer group for assessing our executive compensation program that consists of two subgroups: energy services peers and general industry peers. The peer group is more heavily weighted in energy services companies that are comparable in business, size, and complexity to Exelon. We use a blended peer group because Exelon’s market for attracting talent includes general industry peers. Exelon evaluates its peer group on an annual basis and adjusts for changes with our energy and general industry peers when needed.
For 2024, we removed ConocoPhillips and added Waste Management Services, which is more similar to Exelon in size, has primarily US-based operations and is a capital intensive business. The 2024 compensation peer group is comprised of thirteen energy services companies and five general industry companies.

Energy Services Peers[1]	Ticker	Trailing 4Q Revenue ($ in M)	% of Revenue Outside of U.S.	Market Cap ($ in M)	Capital Intensity
American Electric Power Co.	AEP	$19,524	0%	$51,743	84%
Consolidated Edison, Inc.	ED	$14,811	0%	$34,912	80%
Dominion Energy, Inc.	D	$14,462	0%	$46,569	65%
Duke Energy Corp.	DUK	$29,591	0%	$87,614	80%
Edison International	EIX	$16,822	0%	$32,107	74%
Entergy Corp.	ETR	$12,069	0%	$25,230	82%
Eversource Energy	ES	$11,352	0%	$23,748	81%
Exelon Corp.	EXC	$22,750	0%	$37,048	81%
FirstEnergy Corp.	FE	$13,015	0%	$24,350	92%
NextEra Energy, Inc.	NEE	$25,850	0%	$160,338	78%
PG&E Corp.	PCG	$24,776	0%	$39,308	73%
Sempra Energy	SRE	$13,476	10%	$49,835	71%
The Southern Company	SO	$26,134	0%	$95,435	81%
Xcel Energy	XEL	$13,781	0%	$32,870	86%
General Industry Peers[1]
International Paper Company	IP	$28,200	35%	$16,021	76%
Eaton Corp.	ETN	$24,140	39%	$118,753	33%
Occidental Petroleum Corp.	OXY	$27,122	13%	$51,566	90%
Union Pacific Corp.	UNP	$24,138	12%	$146,951	90%
Waste Management Services	WM	$23,608	8%	$82,811	87%
(1)All data in the above table is as of August 2024 and was the data utilized by the TMCC for their most recent annual review of the peer group.
Based on publicly available information, Exelon’s revenues were in the 52nd percentile and Exelon’s market capitalization was in the 38th percentile relative to the peer group based on the four fiscal quarters prior to August 2024.
Because there is a correlation between the size of an organization and its compensation levels, market data is statistically adjusted using a regression analysis. This commonly applied technique allows for a more precise estimate of the market value of Exelon given the size/scope of responsibility for Exelon’s executive roles. Each element of NEO compensation is then compared to these size-adjusted medians of the peer group.

2025 ׀ Exelon Proxy Statement	57

Compensation Discussion & Analysis (CD&A)
Independent Compensation Consultant
The TMCC engaged the services of Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant during most of 2024. Meridian provided advice and counsel on executive and director compensation matters and provided information and advice regarding market trends, competitive compensation programs, and strategies. Meridian also provided services to the CGC relating to non-employee director compensation. In connection with performing these services, Meridian reported directly to the Committees, as appropriate. A representative of Meridian regularly attended TMCC meetings and communicated with the TMCC Chair between meetings.
Transition to Willis Towers Watson
In October 2024, the TMCC selected Willis Towers Watson (WTW) as its new independent compensation consultant. WTW was engaged to provide the TMCC with a fresh perspective on pay design, investor expectations, market trends, and other best practices. WTW will also support the CGC on non-employee director compensation. In connection with performing these services, WTW reports directly to the Committees, as appropriate. A representative of WTW regularly attends TMCC meetings and communicates with the TMCC Chair between meetings.
Annual Independence Evaluation
The TMCC annually reviews the compensation, performance, and independence of its compensation consultant and approves the firm’s fees and other retention terms related to executive compensation services. The total direct fees invoiced for executive compensation services in 2024 were $150,007. In addition to these services, WTW collected aggregate direct fees of $4,663,908 for services to the Company within the Retirement and Health & Benefits business segment. The non-executive compensation services were recommended and approved by Exelon management. The TMCC has made an assessment under the factors set forth in the Nasdaq rules and concluded that WTW is independent and that WTW’s work for the TMCC does not raise any conflicts of interest.
Risk Management Assessment of Compensation Policies and Practices
The TMCC periodically reviews Exelon’s compensation policies and practices as they relate to the Company’s risk management practices and risk-taking incentives. In 2024, Exelon’s compensation group partnered with the independent compensation consultant, Meridian Partners, to assess and validate that the controls in place continued to mitigate incentive compensation risks. Following this assessment, the TMCC believes that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on Exelon. In this regard, the TMCC considered the following compensation program features, which balance the degree of risk taking:
•The AIP includes multiple incentive performance measures with a balance of financial and non-financial metrics
•Long-term incentives include multiple vehicles and performance metrics and three-year overlapping performance periods that are aligned with long-term stock ownership requirements
•Incentive metrics, performance goals, and capital allocation require multiple approval levels and oversight
•Total compensation pay mix includes effective and market aligned balance of short-and long-term incentive compensation elements
•Incentive compensation is balanced by formulaic and discretionary funding
•Short-and long-term incentive awards contain award caps or modifiers
•Reasonable change-in-control and severance benefits are within common market norms
•Consistent and meaningful stock ownership requirements create sustained and consistent ownership stakes
Talent Management and Compensation Committee Report
The Talent Management and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, the Committee recommended the Board approve the Compensation Discussion and Analysis be included in the 2025 Proxy Statement.
THE TALENT MANAGEMENT AND COMPENSATION COMMITTEE
Marjorie Rodgers Cheshire, Chair
Charisse Lillie
Anna Richo
John Young

58	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Preview of 2025 Executive Compensation Changes
In February 2025, the TMCC approved a new Long Term Incentive Plan design. The TMCC believes the modified design and performance goals will more effectively support our long-term business and strategic goals. Additionally, the new design more closely aligns the long-term goals of the executive leadership team to the interests of our shareholders. The 2025 - 2027 LTIP awards will continue to be split between performance shares (67%) and restricted stock units (33%). No changes were made to the overall design of the AIP program for 2025.
2025 – 2027 LTIP Metrics & Goal Weighting
Beginning with the 2025 - 2027 LTIP program, adjusted (non-GAAP) operating earnings per share* (EPS) will replace utility net income*. After discussion with management, the TMCC determined that adjusted operating EPS* was better aligned with Exelon’s external messaging with respect to earnings targets and equity strategy as well as the way the organization monitors and drives its executive performance internally.
The TMCC also approved eliminating the total shareholder return (TSR) modifier and incorporating TSR as a weighted metric. The Committee determined this design is better aligned to prevalent practice and provided stronger accountability to shareholders as it will have a larger impact on the payout. Additionally, this new design will simplify the program, reflecting four metrics which will each be equally weighted at 25% across four goals: adjusted operating EPS*, utility earned ROE*, Exelon CFO/Debt*, and relative TSR .

	Current Design	NEW Design for 2025 - 2027
LTIP Metrics	•Exelon Net Income* - 33.3% •Utility Earned ROE* - 33.3% •Exelon CFO/Debt* - 33.4%	•Adjusted Operating EPS* - 25% •Utility Earned ROE* - 25% •Exelon CFO/Debt* - 25% •3-year TSR - 25%
Modifier	3-year TSR	None
TSR Comparators	PHLX Utility Index (UTY)	Custom comparator group
TSR Comparator Group
Additionally, the TMCC approved changing the TSR comparator group from the PHLX Utility Index (UTY) to a custom comparator group comprised of 20 peer companies. A custom group allows Exelon to benchmark its TSR performance against companies of comparable size and business mix, with similar investor profiles and operating models. The TSR comparator group is selected based on the following criteria: (1) companies with a business mix predominantly consisting of regulated electric and/or gas operations, with no major renewable or generation assets; (2) a market capitalization greater than $10 billion; and (3) inclusion as a peer company in more than 50% of Exelon’s compensation benchmarking peer group. The relative TSR comparators for the 2025-2027 performance cycle are noted below:

Alliant Energy Corporation (LNT)	DTE Energy Company (DTE)	NiSource Inc. (NI)
Ameren Corporation (AEE)	Duke Energy Corporation (DUK)	PPL Corporation (PPL)
American Electric Power Company, Inc. (AEP)	Edison International (EIX)	Public Service Enterprise Group Incorporated (PEG)
CenterPoint Energy, Inc. (CNP)	Entergy Corporation (ETR)	Southern Company (SO)
CMS Energy Corporation (CMS)	Evergy, Inc. (EVRG)	WEC Energy Group, Inc. (WEC)
Consolidated Edison, Inc. (ED)	Eversource Energy (ES)	Xcel Energy Inc. (XEL)
Dominion Energy, Inc. (D)	FirstEnergy Corp. (FE)

2025 ׀ Exelon Proxy Statement	59

Compensation Discussion & Analysis (CD&A)
Executive Compensation Tables
Summary Compensation Table

	Year	Salary ($) (Note 1)	Bonus ($) (Note 2)	Stock Awards ($) (Note 3)	Non-Equity Incentive Plan Compensation ($) (Note 4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (Note 5)	All Other Compensation ($) (Note 6)	Total ($)
Calvin G. Butler Jr. President and Chief Executive Officer	2024	1,281,033	—	9,169,052	2,639,885	363,766	1,209,189	14,662,925
	2023	1,244,271	—	7,951,800	2,265,900	320,832	483,917	12,266,720
	2022	928,281	—	3,423,719	1,069,409	198,532	666,150	6,286,091
Jeanne Jones Executive Vice President and Chief Financial Officer	2024	714,645	—	1,858,954	889,510	157,667	51,912	3,672,688
	2023	671,306	—	1,754,412	787,756	140,314	108,216	3,462,004
	2022	515,317	57,500	535,013	373,663	94,763	34,352	1,610,608
Gayle Littleton Former Executive Vice President and Chief Legal Officer	2024	692,562	850,000	1,703,536	856,257	—	107,139	4,209,494
	2023	671,306	850,000	1,754,412	787,756	—	106,027	4,169,501
	2022	618,854	850,000	1,444,375	593,301	—	125,499	3,632,029
David Glockner Executive Vice President, Compliance, Audit & Risk	2024	661,823	—	1,370,561	727,336	—	102,150	2,861,870
	2023	641,510	—	1,411,477	669,149	—	93,186	2,815,322
	2022	618,415	—	1,519,293	550,339	—	102,177	2,790,224
Michael Innocenzo (Note 7) Executive Vice President and Chief Operating Officer	2024	653,820	—	1,703,573	756,130	256,576	54,442	3,424,542
(1)The reported salary amounts in any year may differ from the annual base salary amount reported due to the timing of payroll periods and/or the effective date in a change in base salary.
(2)In connection with Ms. Littleton’s joining Exelon in November 2020, she was granted a cash award that paid ratably over 4 years. The amounts shown in this column represent the portions of the sign-on bonus paid in corresponding years.
(3)The amounts shown include the aggregate grant date fair value of restricted stock unit and performance share awards granted in 2024. The grant date fair values of the stock awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 20 of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2024 Annual Report on Form 10-K.
The 2024-2026 performance share award component of the stock award values depicted above are subject to performance conditions and the grant date fair value assumes the achievement of the target level of performance. The below table shows the grant date fair value for the 2024-2026 performance share awards based on achieving target and maximum performance:

	Performance Share Award Grant Date Fair Value ($)
	At Target	At Maximum
Butler	6,034,030	12,730,021
Jones	1,223,346	2,580,899
Littleton	1,121,074	2,365,136
Glockner	901,945	1,902,837
Innocenzo	1,121,085	2,365,158
(4)The amounts shown represent payments made pursuant to the Annual Incentive Plan (AIP).
(5)The amounts shown in this column represent the change in the year over year value of each NEO's accrued benefit (if any) in Exelon's defined benefit pension plans. None of the NEOs had above-market earnings in a non-qualified deferred compensation account in 2024.

60	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
(6)All Other Compensation:
The following table describes the incremental cost of other benefits provided in 2024.

Name	Perquisites ($) (Note a)	Reimbursement for Income Taxes ($) (Note b)	Company Contributions to Savings Plans ($) (Note c)	Company Paid Long-Term Disability Insurance Premiums ($) (Note d)	Total ($)
Butler	1,139,891	14,707	50,891	3,700	1,209,189
Jones	31,544	3,349	13,650	3,369	51,912
Littleton	16,840	—	85,663	4,636	107,139
Glockner	16,840	—	78,730	6,580	102,150
Innocenzo	22,939	—	26,913	4,590	54,442
(a)Amounts reported for personal benefits provided to NEOs include certain perquisites as detailed below:
Personal use of corporate aircraft - Amounts reported for the personal use of corporate aircraft are based on the aggregate incremental cost to Exelon and are calculated using the hourly incremental cost for flight services, including federal excise taxes, fuel charges, and domestic segment fees. Amounts include any repositioning flights associated with personal use of corporate aircraft. For 2024, the amounts for Mr. Butler and Ms. Jones were $289,005 and $5,474, respectively.
Car and driver services - Exelon provides Company cars and driver services for NEOs and other officers enabling the performance of duties among the Company’s various offices and facilities. Certain executive officers are also entitled to limited personal use of the Company’s cars and drivers including commuting to work locations. Costs reported represent estimated incremental costs per trip based upon average labor cost and mileage, trip duration, fuel costs and traveled miles. For 2024, the amounts for Mr. Butler and Mr. Innocenzo were $7,804 and $1,219, respectively.
Relocation benefits - Amount reported for Mr. Butler includes $811,030 of relocation benefits provided pursuant to Exelon’s relocation benefits program for management-level employees (Relocation Program). Exelon’s Relocation Program provides home sale assistance and home buyout benefits. Pursuant to the Relocation Program, a third-party relocation company manages the buyout process whereby the relocation company purchases the employee’s home at its appraised market value and is responsible for carrying the home until it is sold. The Company pays a fee and reimburses the relocation company for carrying costs, as well as any deficiency if the home is sold for less than the purchase price. In connection with Mr. Butler’s appointment to CEO and relocation to Exelon’s headquarters in Chicago, Mr. Butler’s home was purchased by the relocation company in 2023 and sold in 2024 pursuant to the Relocation Program. The amount in this column also includes $791,107 which is the total the Company paid to the relocation company in 2024 for the carrying costs and final sale of Mr. Butler’s home.
Financial planning - Annual financial planning allowance up to $16,840 for each executive officer.
Health benefits - NEOs and executive officers may use Company-identified medical providers for comprehensive physical examinations and related medical testing.
Bring Your Own Device (BYOD) - Exelon’s BYOD policy offers a monthly stipend for personal mobile plans to eligible employees.
Event tickets - Executives are permitted to use the corporate-leased boxes for cultural, entertainment or sporting events. For 2024, the amounts for Messrs. Butler and Innocenzo were $10,516 and $4,184, respectively.
(b)Exelon provides reimbursements of certain tax obligations. For Mr. Butler, the reported amount reflects a tax gross-up for his relocation benefit. For Ms. Jones, the amount relates to benefits provided in compliance with a state public service commission requirements to maintain her principal workplace in the District of Columbia pursuant to a regulatory order issued in 2016 in connection with the approval of the acquisition of Pepco Holdings Inc. Pursuant to this regulatory obligation, Exelon provides travel and lodging benefits to the executives covered.
(c)Each of the NEOs are eligible to participate in the Company’s 401(k) and Deferred Compensation Plans. Amounts reported represent Company matching and fixed contributions to the NEOs’ 401(k) accounts and/or Deferred Compensation Plans.
(d)Exelon provides long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2024 for supplemental long-term disability insurance over and above the basic coverage provided to all employees.
(7)Mr. Innocenzo was not an NEO for 2023 or 2022.

2025 ׀ Exelon Proxy Statement	61

Compensation Discussion & Analysis (CD&A)
Grants of Plan-Based Awards
The following table presents equity awards (pursuant to the 2020 Long-Term Incentive Plan) and cash awards (pursuant to the 2024 Annual Incentive Plan) granted during fiscal year 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Note 1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Note 2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (Note 3)	Grant Date Fair Value of Stock and Option Awards ($) (Note 4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Butler	1/29/24	96,600	1,932,000	3,864,000
	1/29/24							88,836	3,135,022
	1/29/24				30,067	180,363	360,726		6,034,030
Jones	1/29/24	32,549	650,988	1,301,976
	1/29/24							18,011	635,608
	1/29/24				6,096	36,567	73,134		1,223,346
Littleton	1/29/24	31,333	626,652	1,253,304
	1/29/24							16,505	582,461
	1/29/24				5,586	33,510	67,020		1,121,074
Glockner	1/29/24	26,615	532,301	1,064,601
	1/29/24							13,279	468,616
	1/29/24				4,494	26,960	53,920		901,945
Innocenzo	1/29/24	2,272	90,882	181,763
	1/29/24							7,721	272,474
	1/29/24				2,613	15,676	31,352		524,439
	4/1/24	23,835	476,693	953,385
	4/1/24							8,327	310,014
	4/1/24				2,818	16,905	33,810		596,646
(1)All NEOs have AIP target opportunities based on a fixed percentage of their respective base salaries. Under the terms of the AIP, threshold performance earns 50% of the respective target, while performance at target earns 100% of the respective target and the maximum payout is capped at 200% of target. For Messrs. Butler and Glockner and Mses. Jones and Littleton, the possible payout at threshold for AIP shown in the table was calculated at 5% of target, which is 50% performance on the lowest weighted AIP performance metric, and assumes performance for all other performance metrics is below threshold.
Mr. Innocenzo served as CEO of PECO before his promotion to COO of Exelon on April 1, 2024. His 2024 AIP target was prorated based on his time in each role, with payout determined by the achievement of PECO and Exelon goals. The possible payout at threshold shown in the table reflects 50% of the lowest weighted AIP performance metrics for PECO CEO and Exelon COO, calculated at 2.5% and 5% of target, respectively, assuming all other performance metrics are below threshold.
For additional information about the terms of these programs, refer to the Compensation Discussion and Analysis (CD&A).
(2)NEOs have a long-term performance share target opportunity that is a fixed number of performance shares commensurate with the officer’s position. The possible payout at threshold for performance share awards was calculated at 16.67% of target, which is 50% performance on the lowest weighted long-term performance share metric. The maximum possible payout for performance shares was calculated at 150% of target, prior to application of a TSR modifier, which may increase or decrease the amount of awards but which may not cause payment to exceed 200% of target. For additional information about the terms of this program, refer to the CD&A.
(3)Reflects the number of restricted stock units granted during 2024, the first third of which will vest in 2025, the second third of which will vest in 2026, and the final third of which will vest in 2027.
(4)Shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share awards and restricted stock units granted to each NEO during 2024. Fair value of performance share awards is based on an estimated payout of 100% of target.

62	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Outstanding Equity Awards at Year End
The following table provides information regarding outstanding equity awards held by the NEOs as of December 31, 2024. Unless otherwise specified, market value for stock awards is determined by multiplying the number of shares by the closing price of Exelon common stock on December 31, 2024 of $37.64.

	Stock Awards
	(a)	(b)	(c)	(d)
Name	Number of Shares or Units of Stock That Have Not Yet Vested (#) (Note 1)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($) (Note 2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#) (Note 3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (Note 4)
Butler	188,720	7,103,421	308,532	11,613,144
Jones	36,714	1,381,915	64,845	2,440,766
Littleton	48,630	1,830,433	61,788	2,325,700
Glockner	44,422	1,672,044	49,710	1,871,084
Innocenzo	34,413	1,295,305	45,809	1,724,251
(1)The amount shown in column (a) includes performance share awards granted in 2022, which were subject to a three-year performance period that ended on December 31, 2024, and vested on February 3, 2025, with an approved payout of 83.76%.
The amount shown also includes the following tranches of unvested restricted stock unit (RSU) awards: the final third of an award granted in January 2022; two-thirds of an award granted in January 2023; and the full award granted on January 29, 2024. All RSU awards accrue additional units through automatic dividend reinvestment subject to the vesting requirement applicable to the underlying award.
(2)The value of the awards in column (b) is determined by multiplying the number of shares or units in column (a) by the closing price of Company stock on December 31, 2024 of $37.64.
(3)The amount in column (c) reflects the target number of performance shares granted under the LTIP in 2023 (for the performance period ending on December 31, 2025) and 2024 (for the performance period ending on December 31, 2026). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period with final awards vesting in January/February 2026 for the 2023-2025 cycle and January/February 2027 for the 2024-2026 cycle.
(4)The value of the awards in column (d) is determined by multiplying the number of shares or units in column (c) by the closing price of Company stock on December 31, 2024 of $37.64.

2025 ׀ Exelon Proxy Statement	63

Compensation Discussion & Analysis (CD&A)
Option Exercises and Stock Vested
The following table provides information on RSU and performance share awards that vested during fiscal year 2024. No stock option awards are outstanding and no stock options were exercised in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (Note 1)	Value Realized on Vesting ($) (Note 2)
Butler	141,598	5,112,581
Jones	16,206	571,915
Littleton	45,258	1,597,164
Glockner	49,508	1,747,139
Innocenzo	28,786	1,015,870
(1)Share amounts are composed of the 2021-2023 performance share awards and the following tranches of prior RSU awards that vested on January 29, 2024: the final third of the RSU awards granted in 2021, the second third of the RSU awards granted in 2022, and the first third of the RSU awards granted in 2023.
For Mr. Butler, the number of shares includes a promotional RSU award of 28,468 shares granted on December 2, 2019 and an additional 9,064 shares the Compensation Committee approved at the time of Exelon’s separation from Constellation to maintain the overall value of the original promotional RSU award.
(2)The value of the awards is determined by multiplying the number of shares that vested by the market value of the underlying shares as of the close of business on the date the applicable shares vested.

64	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Pension Benefits
The Exelon Corporation Cash Balance Pension Plan (CBPP) under the Exelon Corporation Retirement Program is a defined benefit pension plan covering eligible management employees hired prior to February 1, 2018. The CBPP is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. Eligible NEOs and other employees who participate in the CBPP also participate in the Exelon Corporation Supplemental Management Retirement Plan (SMRP), a non-qualified pension plan that supplements benefits provided under the CBPP to the extent participants’ annual compensation or benefits exceed the limits imposed on the CBPP under the Internal Revenue Code.
Messrs. Butler and Innocenzo and Ms. Jones participate in the CBPP and SMRP. Due to their dates of hire, Ms. Littleton and Mr. Glockner do not participate in the defined benefit pension plans.
Cash Balance Pension Plan (CBPP)
Under the CBPP, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. NEO participants in the CBPP currently accrue an annual benefit credit ranging from 7.0% to 10.5% (depending on length of service) of base salary and annual incentive award, and an annual investment credit based on the third segment spot rate of interest on long-term investment grade corporate bonds for the month of November of the year credited (subject to a 4% minimum). Accrued benefits vest after three years of service, without reduction due to age, and are payable in an annuity or a lump sum at any time following termination of employment.
Supplemental Management Retirement Plan (SMRP)
Under the SMRP, participants are credited with the additional amount of benefit and investment credits they would have earned under the CBPP but for the application of the Internal Revenue Code limits. Like the CBPP, the SMRP offers a lump sum as an optional form of payment. The SMRP also provides a benefit based on the amount of FICA taxes (and, in certain situations, a state income tax differential) imposed on the participant’s SMRP benefits. This benefit is intended to equalize the after-tax treatment of participants’ qualified and non-qualified pension benefits and is provided to all participants in the SMRP.
The lump sum value of the benefits earned under the SMRP are shown below separately from the lump sum value of the benefits earned under the CBPP. Exelon does not grant additional years of credited service to executives under the SMRP for any period in which services are not actually performed, except that up to two years of service credits may be provided upon a qualifying termination of employment under severance. The amount of the change in the pension value for each of the participating NEOs is included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table.
The following table shows the present value of each participating NEO’s accrued pension benefit (if any) under the CBPP and SMRP, which is the participating NEO’s vested account balance without reduction due to age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During last FY ($)
Butler	Cash Balance Pension Plan	16.91	478,437	—
	Supplemental Management Retirement Plan[2]	16.91	1,487,789	—
Jones	Cash Balance Pension Plan	17.41	454,695	—
	Supplemental Management Retirement Plan[2]	17.41	372,571	—
Littleton[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Glockner[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Innocenzo	Cash Balance Pension Plan[3]	36.55	1,606,882	—
	Supplemental Management Retirement Plan[2]	36.55	969,876	—
(1)Due to their dates of hire, Ms. Littleton and Mr. Glockner do not participate in the defined benefit pension plans.
(2)The SMRP pension values do not include the value of the FICA (and state income) tax equalization benefits described in the SMRP plan description above, as these benefits are not known until the date of retirement.
(3)A small portion of Mr. Innocenzo’s Cash Balance Pension Plan benefit is associated with a converted prior plan benefit that is eligible for minimum investment crediting that may be larger than the plan's ongoing investment credits, if interest rates decline in the future.

2025 ׀ Exelon Proxy Statement	65

Compensation Discussion & Analysis (CD&A)
Deferred Compensation Programs
Exelon Corporation Employee Savings Plan
The Exelon Corporation Employee Savings Plan (ESP) is a defined contribution plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. Exelon maintains the ESP to attract and retain qualified employees, including the NEOs, and encourage retirement savings. The ESP generally provides the opportunity for participants, including NEOs, to direct pre-tax, after-tax, and Roth payroll contributions, which may be supplemented by Company matching and profit-sharing contributions, in each case subject to Internal Revenue Code limits and additional limits imposed by the terms of the ESP plan document.
All of the NEOs participate in the ESP. In addition, Ms. Littleton and Mr. Glockner, who are not eligible to participate in the CBPP, receive an annual non-discretionary 401(k) contribution equal to 4% of base salary and annual incentive award. Contributions to the ESP are invested in participant-selected investment funds, which may include the Exelon Corporation Stock Fund. Distributions are payable pursuant to participant-selected elections after termination of employment. Prior to termination of employment, in-service “hardship” withdrawals, distributions, or loans are permitted in limited circumstances.
Exelon Corporation Deferred Compensation Plan
The Exelon Corporation Deferred Compensation Plan (DCP) is a non-qualified plan that permits ESP participants, including NEOs, who reach a statutory limit under the ESP during the year, to have payroll contributions and Company contributions credited to individual notional accounts in accordance with elections filed by the applicable deadline under Section 409A of the Internal Revenue Code. DCP participants may select from notional investment options consisting of investment fund benchmarks that are substantially the same as funds available through the ESP. Distributions from the DCP are generally payable upon termination of employment in connection with participants’ prior distribution elections. Deferred amounts represent unfunded, unsecured obligations of the Company.

Name	Executive Contributions in last FY ($) (Note 1)	Registrant Contributions in last FY ($) (Note 2)	Aggregate Earnings in last FY ($) (Note 3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($) (Note 4)
Butler	203,933	37,299	60,842	—	973,727
Jones	—	—	—	—	—
Littleton	24,370	59,174	52,050	—	331,405
Glockner	33,269	51,881	14,296	—	381,875
Innocenzo	48,521	14,382	128,333	—	1,756,358
(1)The amounts shown are included in the Salary column of the Summary Compensation Table.
(2)The amounts shown are included in the All Other Compensation column of the Summary Compensation Table.
(3)The amount shown under aggregate earnings reflects the NEO’s notional gain or loss based upon the individual allocation of his or her notional account balance to the basket of investment fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above because the plan does not provide for above market earnings.
(4)The amounts shown include amounts deferred in prior years and reported as compensation in the Summary Compensation Table through 2024: $493,857 for Mr. Butler, $151,692 for Ms. Littleton, $159,920 for Mr. Glockner, and $62,903 for Mr. Innocenzo. Ms. Jones does not participate in the DCP.

66	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Potential Payments upon Termination With or Without a Change in Control
The following is a summary setting forth potential payments payable to our NEOs under Exelon’s compensation programs in the event of termination of employment or a change in control of Exelon - specifically upon voluntary termination, retirement, death, disability, involuntary termination (with or without cause), or a termination in connection with or upon a change in control of Exelon. All of Exelon’s NEOs are employed at will, and there are no “single trigger” payments that would available to the NEOs upon a change in control of Exelon.
The amounts shown in the below tables assume that such termination was effective as of December 31, 2024. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that may affect the nature and amount of any benefits provided upon the events discussed below (such as the timing during the year of any such event, the price of our common stock and the executive’s age), any actual amounts paid or distributed may be different.
These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the table within the Pension Benefit section and the aggregate balance due to each NEO shown in the table within the Non-Qualified Deferred Compensation section.
In each table, the amounts are rounded to the nearest thousands and the value of unvested equity awards is based on Exelon’s closing stock price on December 31, 2024 of $37.64.
Ms. Littleton ceased serving as the Executive Vice President and Chief Legal Officer on January 1, 2025. Thus, as permitted by SEC rules, the only scenario that is presented for her is an involuntary termination without cause.
Payments Made Upon Any Termination
Regardless of the manner in which our NEO’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

Base Salary	Earned but unpaid salary through date of separation to be paid on the normal schedule.
Deferred Compensation	Amounts accrued and vested under the Company’s 401(k) and Non-Qualified Deferred Compensation Plans.
Retiree Health (if eligible)	Executives who were hired prior to January 1, 2018, and attained age 40 prior to January 1, 2021 are eligible for retiree health coverage if: (i) as of the date of separation, they are at least age 55 with 10 years of service; or (ii) they separate from service under the SMSP and, as of the last day of their severance period, they are at least age 50 with 10 years of service. Executives hired on or after January 1, 2018 are not eligible for retiree health coverage.
Voluntary Termination; Involuntary Termination with Cause
In the event an NEO resigns (i.e., a voluntary termination before retirement eligibility) or is terminated for cause, his or her annual incentive award, unvested RSU, and performance share awards are forfeited. They remain eligible for the benefits noted above as available under any termination scenario but no additional benefits are provided.
Retirement
The NEOs are entitled to receive benefits and equity award treatment in the event of their retirement as summarized in the table below. These benefits are in addition to those benefits noted above as available under any termination scenario.

Annual Incentive	Prorated for the portion of the year worked and paid on the normal schedule when paid to active executives.
Equity Awards[1]
Unvested restricted stock unit (RSU) awards granted in prior years vest as of the date of separation. In the case of voluntary retirement, RSU awards granted in the current year vest as of the date of separation if such date is after June 30, otherwise the current year RSU award is forfeited. In the case of involuntary termination (other than for cause) for a retirement-eligible executive, RSU awards granted in the current year vest as of the date of separation.
Prior year performance share awards vest and the current year award vests on prorated basis, each based on actual performance and payable when paid to active executives.

Financial Planning	Financial planning services for a period of 12 months.
(1)For purposes of equity awards, “retirement” means a voluntary or involuntary (other than for cause) termination of employment after attaining age 55 and completing at least 10 years of service with the Company.

2025 ׀ Exelon Proxy Statement	67

Compensation Discussion & Analysis (CD&A)
Estimated Value of Benefits to be Received Upon Retirement:

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Perquisites and Other Benefits ($) (Note 3)	Total Value of All Payments and Benefits ($)
Butler	2,639,885	18,716,539	16,900	21,373,324
Jones	889,510	—	—	889,510
Glockner	727,336	—	—	727,336
Innocenzo	756,130	3,019,545	16,900	3,792,575
(1)Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, the executive would be eligible to receive upon a qualifying termination of employment, including retirement.
(2)Represents the value of the executives’ unvested PSU awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the accelerated portion of the executives’ RSU awards that, per applicable awards terms, would vest upon retirement. Mr. Glockner and Ms. Jones are not retirement eligible.
(3)Represents estimated costs of financial planning service for 12 months provided to retirement eligible executives.
Disability
The NEOs are entitled to receive benefits and equity award treatment in the event of their disability, as summarized in the table below.

Annual Incentive	Prorated for the portion of the year worked and paid on the normal schedule when paid to active executives.
Equity Awards
Unvested RSU awards granted in prior years and the current year vest as of the date of separation.
Prior year performance share awards vest and the current year award vests on prorated basis, each based on actual performance and payable when paid to active executives.

Disability Benefit	Benefits under our disability plan would be paid by the third-party insurance provider.
Estimated Value of Benefits to be Received Upon Disability:

Name	Cash Payment ($) (Note 1)	Disability Payment ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Total Value of All Payments and Benefits ($)
Butler	2,639,885	2,283,845	18,716,539	23,640,269
Jones	889,510	3,962,137	3,822,657	8,674,304
Glockner	727,336	786,498	3,543,126	5,056,960
Innocenzo	756,130	1,579,852	3,019,545	5,355,527
(1)Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, would be payable upon disability.
(2)In connection with the Company’s disability benefits programs, each executive may become entitled to a monthly long-term disability benefit under the Company’s disability plan applicable to all management employees, as well as supplemental benefits under an executive-only long-term disability plan. The amounts represent the present value of the disability benefits applying the following assumptions: (i) the executive incurred a qualifying disability on December 31, 2024, and the executive remains eligible to receive disability benefits for the maximum period provided under the plans; (ii) the disability benefits are not reduced by certain offsets provided for under the plans (e.g., Social Security disability or pension benefits if the employee elects to commence a pension); (iii) the present value is paid as a lump sum at the executive’s current age; and (iv) using assumptions based on the December 31, 2024 ASC 712-10 valuation report.
(3)Represents the value of the executives’ unvested PSU awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the accelerated portion of the executives’ RSU awards that, per applicable award terms, would vest upon disability.
Death
The NEOs are entitled to receive benefits and equity award treatment in the event of their death, as summarized in the table below.

Annual Incentive	Prorated for the portion of the year worked and paid on the normal schedule when paid to active executives.
Equity Awards
Unvested RSU awards granted in prior years and the current year vest as of the date of separation.
Prior year performance share awards vest and the current year award vests on prorated basis, each based on actual performance and payable when paid to active executives.

68	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Estimated Value of Benefits to be Received Upon Death:

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Total Value of All Payments and Benefits ($)
Butler	2,639,885	18,716,539	21,356,424
Jones	889,510	3,822,657	4,712,167
Glockner	727,336	3,543,126	4,270,462
Innocenzo	756,130	3,019,545	3,775,675
(1)Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, would be payable upon death.
(2)Represents the value of the executives’ unvested PSU awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the accelerated portion of the executives’ RSU awards that, per applicable award terms, would vest upon death.
Involuntary Termination Without Cause; Resignation for Good Reason
NEOs are entitled to certain payments and benefits in connection with the Company’s termination of their employment (other than for cause or disability) or in connection with the NEO’s resignation for good reason, as provided for in the SMSP. Payments under the SMSP are subject to reduction by Exelon to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, but only if doing so results in the executive receiving a lesser reduction in after-tax payments.

Severance Pay	Continued payment of base salary and target annual incentive for 24 months after termination of employment paid in regular payroll installments.
Annual Incentive	A pro-rated award for the year in which termination of employment occurs. Awards are payable when paid to active executives.
SMRP Benefits	For purposes of determining the final SMRP benefit, if eligible, the severance period (not to exceed 24 months) constitutes service and the severance pay is included as pensionable pay for determining benefit credits.
Insurance, Health, and Welfare Benefits
Life, health, and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees. For executives, the Company subsidizes dental and pays for continued executive long-term disability coverage for the severance period.

Equity Awards
Unvested RSU awards vest on a pro-rated basis. Prior and current year performance share awards vest on a prorated basis, each based on actual performance and payable when paid to active executives and subject to the executive’s execution of a waiver and release of claims.

Outplacement and Financial Planning	Outplacement and financial planning services for a period of 12 months.
Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Total Value of All Payments and Benefits ($)
Butler	9,079,885	450,800	18,716,539	9,200	23,150	28,279,574
Jones	3,638,126	206,146	1,895,192	8,800	23,150	5,771,414
Littleton	3,502,121	—	2,344,625	11,400	23,150	5,881,296
Glockner	3,122,690	—	2,085,707	15,000	23,150	5,246,547
Innocenzo	3,359,130	234,270	3,019,545	11,200	23,150	6,647,295
(1)Represents the estimated cash severance benefit plus the portion of the executives’ AIP award (based on actual performance) that, in each case, would be payable upon a separation not related to a change in control (described above).
(2)Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.

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Compensation Discussion & Analysis (CD&A)
(3)Represents the value of the executives’ unvested PSU awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the unvested portion of the executives’ RSU awards that, per applicable award terms, would vest upon an involuntary separation not related to a change of control.
(4)Represents estimated costs of dental insurance and long-term disability coverage which continue during the severance period.
(5)Represents estimated costs of outplacement and financial planning services for 12 months.
Involuntary Termination Without Cause or Resignation for Good Reason in Connection With a Change in Control
Pursuant to the SMSP, NEOs are eligible for certain benefits upon certain involuntary terminations by the Company or a resignation for “good reason” in connection with a change in control of Exelon. If an executive resigns for good reason or his or her employment is terminated by Exelon other than for cause or disability, during the period commencing 90 days before a change of control or during the 24-month period following a change in control, the executive is entitled to the benefits outlined below.

Severance Pay	Continued payment of base salary and target annual incentive for 2.99 years after termination of employment paid in regular payroll installments
Annual Incentive	A pro-rated award for the year in which termination of employment occurs. Awards are payable when paid to active executives.
SMRP Benefits	If eligible for the SMRP benefit, service and vesting credit under the SMRP is determined as if the severance period (not to exceed 24 months) constituted service and inclusion of the severance pay as covered compensation.
Insurance, Health, and Welfare Benefits
Health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees. For executives, the Company subsidizes medical and dental coverage and pays for life and long-term disability coverage for the severance period.

Equity Awards
Generally, unvested RSU awards vest and unvested performance share awards vest based on actual or deemed performance and are payable upon termination, subject to the executive’s execution of a waiver and release of claims, unless otherwise modified or cancelled pursuant to the terms of the LTIP.

Outplacement and Financial Planning	Outplacement and financial planning services for a period of 12 months.
Estimated Value of Benefits to be Received Upon a Qualifying Termination Following a Change in Control

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Scaleback ($)	Total Value of All Payments and Benefits ($)
Butler	12,267,685	673,946	18,716,539	63,388	23,150	—	31,744,708
Jones	4,998,691	308,189	3,822,657	58,903	23,150	—	9,211,590
Glockner	4,308,390	—	3,543,126	25,714	23,150	(1,098,583)	6,801,797
Innocenzo	4,647,615	350,234	3,019,545	71,162	23,150	(843,333)	7,268,373
(1)Represents the estimated cash severance benefit payable upon a qualifying termination following a change in control (described above) plus the executive’s AIP award based on actual performance.
(2)Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that two years of the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(3)Represents the value of the executives’ unvested PSU awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance), which will vest upon termination and the accelerated portion of the executives’ RSUs that would vest upon a qualifying termination following a change in control.
(4)Represents estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.
(5)Represents estimated costs of outplacement and financial planning services for 12 months.

70	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of annual total compensation, calculated pursuant to SEC rules, of our median employee and our CEO, Calvin G. Butler, Jr.
For the year ended December 31, 2024, the total compensation for Mr. Butler was $14,662,925 as reported in the “Total” column of the Summary Compensation Table on page 60. The total annual compensation for the median employee was $146,214. Based on these values, the ratio of annual total compensation of our CEO and the median of the annual total compensation of all employees for 2024 was 100:1, demonstrating Exelon’s commitment to balance equitable compensation stewardship with competitively based compensation that drives and rewards performance.
On December 31, 2024, our employee population consisted of approximately 20,175 individuals (excluding the CEO). The consistently applied compensation measure used to identify the median employee was W-2 Box 1 wages for employees as of December 31, 2024. After identifying the median employee, the annual total compensation for the median employee was calculated using the same methodology used in compiling the Summary Compensation Table found on page 60 in this proxy statement for our NEOs. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe the methodology, assumptions, and estimates used in determining the ratio are reasonable given our specific employee population.
Because SEC rules provide flexibility in determining the methodology, assumptions, and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, comparability of pay ratios amongst companies may be limited.

2025 ׀ Exelon Proxy Statement	71

Compensation Discussion & Analysis (CD&A)
Pay For Performance
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

							Value of initial fixed $100 investment based on:
Year (a)	Summary Compensation Table Total for PEO ($)		Compensation Actually Paid to PEO ($)		Average Summary Compensation Table Total for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Exelon Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income (millions) ($) (h)	Utility Earned ROE* (i)
	Butler (b1)	Crane (b2)	Butler (c1)	Crane (c2)
2024	14,662,925	—	14,638,992	—	3,542,148	3,467,807	138	134	2,460	9.1%
2023	12,266,720	—	9,261,591	—	3,247,012	2,557,696	127	111	2,328	9.3%
2022	6,286,091	30,084,980	5,509,746	10,875,275	3,223,949	2,895,438	147	122	2,054	9.4%
2021	—	15,667,002	—	29,721,525	5,459,913	7,403,484	136	121	1,616	9.2%
2020	—	14,440,051	—	9,364,603	4,611,546	3,334,402	96	103	1,099	8.7%
(1)The dollar amounts reported in column (b1) are the amounts of total compensation reported for Mr. Butler (our current Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)The dollar amounts reported in column (b2) are the amounts of total compensation reported for Mr. Crane (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
(3)The dollar amounts reported in columns (c1) and (c2) represent the amount of “compensation actually paid” to Messrs. Butler and Crane, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Crane and Butler during the applicable year. Compensation actually paid is determined using the following assumptions:

Date	Performance Share Cycle	Closing Stock Price ($)	Performance	TSR	Performance Fair Value Multiplier
12/31/2024	2024-2026	37.64	106.03%	83.60%	88.64%
	2023-2025	37.64	98.57%	74.90%	73.83%
	2022-2024	37.64	91.79%	91.26%	83.76%
12/31/2023	2023-2025	35.90	98.92%	88.90%	87.90%
	2022-2024	35.90	92.36%	98.20%	90.70%
	2021-2023	35.90	100.70%	101.76%	102.50%
12/31/2022	2022-2024	43.23	89.19%	108.60%	96.90%
	2021-2023	43.23	88.29%	107.10%	94.60%
	2020-2022	43.23	100.00%	100.00%	100.00%
12/31/2021	2021-2023	57.76	96.22%	128.10%	123.30%
	2020-2022	57.76	91.73%	124.10%	113.80%
	2019-2021	57.76	80.53%	87.69%	70.60%
12/31/2020	2020-2022	42.22	90.33%	95.10%	85.90%
	2019-2021	42.22	82.27%	78.90%	64.90%
	2018-2020	42.22	76.01%	83.74%	63.70%
12/31/2019	2019-2021	45.59	96.30%	76.30%	73.50%
	2018-2020	45.59	99.97%	96.90%	96.90%
	2017-2019	45.59	114.76%	93.85%	107.70%

72	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to their total compensation for each year to determine the compensation actually paid:

		Adjustments
Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Reported Change in the Actuarial Present Value of Pension Benefits (c) ($)	Pension Benefit Adjustments (d) ($)	Compensation Actually Paid to PEO ($)
2024 - Butler	14,662,925	(9,169,052)	9,380,363	(363,766)	128,522	14,638,992
2023 - Butler	12,266,720	(7,951,800)	5,150,486	(320,832)	117,017	9,261,591
2022 - Butler	6,286,091	(3,423,719)	2,745,053	(198,532)	100,853	5,509,746
2022 - Crane	30,084,980	(11,768,964)	4,732,580	(12,647,990)	474,669	10,875,275
2021 - Crane	15,667,002	(10,823,207)	25,401,442	(1,071,663)	547,951	29,721,525
2020 - Crane	14,440,051	(10,256,308)	5,382,246	(757,754)	556,368	9,364,603
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2024 - Butler	9,500,246	(149,209)	0	29,326	0	9,380,363
2023 - Butler	6,395,326	(1,150,012)	0	(94,827)	0	5,150,486
2022 - Butler	3,175,677	(371,367)	0	(59,257)	—	2,745,053
2022 - Crane	10,916,328	(1,221,723)	0	(134,318)	(4,827,707)	4,732,580
2021 - Crane	17,095,928	8,081,315	0	224,199	0	25,401,442
2020 - Crane	9,023,213	(4,145,220)	0	504,253	0	5,382,246
(c)The amounts included in this column are the amounts reported in “Change in Pension and Non-qualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Crane or Mr. Butler during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustments ($)
2024 - Butler	128,522	0	128,522
2023 - Butler	117,017	0	117,017
2022 - Butler	100,853	0	100,853
2022 - Crane	474,669	0	474,669
2021 - Crane	547,951	0	547,951
2020 - Crane	556,368	0	556,368
(4)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEO(s)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the PEO(s)) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mses. Jones and Littleton, and Messrs. Glockner and Quiniones; (ii) for 2022, Mses. Jones and Littleton and Messrs. Glockner and Quiniones, and Joseph Nigro; (iii) for 2021, Messrs. Butler, Nigro, Bryan Hanson, James McHugh, Kenneth Cornew, and William Von Hoene, Jr.; and (iv) for 2020, Messrs. Butler, Nigro, Cornew, and Von Hoene.

2025 ׀ Exelon Proxy Statement	73

Compensation Discussion & Analysis (CD&A)

(5)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO(s)), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO(s)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO(s)) for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments (b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	3,542,148	(1,659,156)	1,654,652	(103,561)	33,724	3,467,807
2023	3,247,012	(1,525,550)	857,766	(35,079)	13,546	2,557,696
2022	3,223,949	(1,596,116)	1,300,459	(69,879)	37,024	2,895,438
2021	5,459,913	(2,482,776)	4,497,496	(210,792)	139,643	7,403,484
2020	4,611,546	(2,423,879)	1,244,418	(228,141)	130,458	3,334,402
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	1,706,008	(30,082)	—	(21,274)	—	—	1,654,652
2023	1,226,942	(290,123)	—	(79,052)	—	—	857,767
2022	1,480,481	(162,202)	—	(17,819)	—	—	1,300,460
2021	2,889,493	1,563,343	—	44,660	—	—	4,497,496
2020	2,132,461	(998,587)	—	110,543	—	—	1,244,417
(b)The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

	Average Service Cost ($)	Average Prior Service Cost ($)	Total Average Pension Benefit Adjustments ($)
2024	33,724	0	33,724
2023	13,546	0	13,546
2022	37,024	0	37,024
2021	139,643	0	139,643
2020	130,458	0	130,458
(6)The values in column (f) represent cumulative TSR which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The measurement period with respect to each covered fiscal year is the period between December 31, 2019 and December 31 of the covered year.
(7)The values in column (g) represent the peer group TSR. The peer group used for this purpose is the published industry index: Philadelphia Utility Index (UTY), a market capitalization-weighted index composed of geographically diverse public utility stocks.
(8)The dollar amounts reported in column (h) represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

74	2025 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
(9)Utility Earned ROE in column (i) is calculated using adjusted (non-GAAP) operating earnings, reflecting all lines of business for the utility businesses (electric distribution, gas distribution, transmission), divided by average shareholder’s equity over the year. Management uses operating ROE as a measurement of the actual performance of the Company’s utility business. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Utility Earned ROE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance.
Discussion
TSR Absolute and Relative Performance to the UTY
The chart below compares the cumulative TSR outperformance of Exelon to the peer group (UTY).

Exelon’s Financial Metrics that Align to the Overall Business Strategy to Drive Compensation
The following are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year: Adjusted (non-GAAP) operating EPS*, Exelon Net Income (GAAP), and Utility Earned ROE*.
Exelon’s Pay for Performance Alignment
The chart below compares the PEO and other NEOs’ Compensation Actually Paid (CAP) to TSR.

2025 ׀ Exelon Proxy Statement	75

Compensation Discussion & Analysis (CD&A)
The chart below compares the PEO and other NEOs’ CAP to Exelon Net Income (GAAP).

The chart below compares the PEO and other NEOs’ CAP to Utility Earned ROE.

76	2025 ׀ Exelon Proxy Statement

Ownership of Exelon Stock
Beneficial Stock Ownership of Directors and Executive Officers
The following table presents information regarding the beneficial ownership of Exelon common stock as of February 3, 2025, by each Director and each NEO in the Summary Compensation Table, and for all Directors and executive officers as a group. This information is presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days.
The shares beneficially owned by Directors and executive officers, both individually and as a group, constitute less than 1% of the total number of shares of common stock outstanding. None of the shares owned by Exelon’s Directors or executive officers are pledged. No stock option awards are outstanding, and no stock option awards have been granted since 2012.

Total Shares Owned Directly or Indirectly (Note 1)
Non-Employee Directors
W. Paul Bowers	31,518
Marjorie Rodgers Cheshire	27,452
David DeWalt (Note 2)	—
Linda Jojo	49,046
Charisse Lillie	18,413
Anna Richo	11,164
Matt Rogers	7,472
Bryan Segedi	4,504
John Young	31,071
Named Executive Officers
Calvin G. Butler, Jr.	355,715
Jeanne Jones	78,445
Gayle Littleton	90,863
David Glockner	81,504
Michael Innocenzo	116,710
All other executive officers	86,254

Directors & Executive Officers as a group (15 people) (Note 3)	990,129
(1)Includes any shares as to which the individual has sole or shared voting or investment power. Also includes officers’ RSUs, Directors’ DSUs granted under the Exelon deferred stock unit plan along with accumulated units from automatic dividend reinvestment, and Directors’ and officers’ phantom share equivalents held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination. Excludes DSUs to be granted to Directors on March 31, 2025, because the number of DSUs to be granted is calculated based upon the closing price of Exelon common stock on the date the quarterly dividend is paid, which will occur subsequent to the date of determination for this table.
(2)Mr. DeWalt was elected to the Board effective March 10, 2025.
(3)Total includes shares held by all Directors and NEOs, as well as Exelon executive officers listed in Item 1, “Executive Officers of the Registrants” in Exelon’s 2024 Annual Report on Form 10-K filed on February 12, 2025.

2025 ׀ Exelon Proxy Statement	77

Ownership of Exelon Stock
Other Significant Beneficial Owners of Exelon Stock
Shown in the table below are those owners who are known to Exelon to beneficially own more than 5% of the outstanding common stock. This information is based on the most recent Schedule 13G (or Schedule 13G/A) filings made with the SEC:
•State Street Corporation on January 30, 2024;
•BlackRock, Inc. on July 8, 2024; and
•The Vanguard Group on November 12, 2024

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class

The Vanguard Group (Note 1)	124,269,894	12.42%
100 Vanguard Blvd., Malvern, PA 19355

BlackRock, Inc. (Note 2)	100,552,664	10.10%
50 Hudson Yards, New York, NY 10001

State Street Corporation (Note 3)	62,628,342	6.30%
1 Congress Street, Suite 1, Boston, MA 02114
(1)The Vanguard Group disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power over 1,776,336 shares, sole dispositive power over 119,062,489 shares, and shared dispositive power over 5,207,405 shares.
(2)BlackRock, Inc. disclosed in its Schedule 13G/A that it has sole voting power over 90,088,134 shares, shared voting power over 0 shares, sole dispositive power over 100,552,664 shares, and shared dispositive power over 0 shares.
(3)State Street Corporation disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power over 37,353,100 shares, sole dispositive power over 0 shares, and shared dispositive power over 62,628,342 shares.

78	2025 ׀ Exelon Proxy Statement

Additional Information
Availability of Corporate Documents
The Exelon Corporate Governance Principles, the Exelon Code of Business Conduct, the Exelon Amended and Restated Bylaws, and the charters for each of the standing Committees of the Board of Directors are available on the Exelon website at www.exeloncorp.com. Copies are available without charge to any shareholder who requests them by writing to the Corporate Secretary at the address noted below. In addition, our political contributions guidelines, biographical information concerning each Director, and all our filings submitted to the SEC are also available on our website.
Shareholder Proposals
Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary at the address noted below. Exelon must receive your proposal no later than November 19, 2025 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act.
All other shareholder proposals must be submitted in writing to the Corporate Secretary at the address noted below. Exelon must receive your proposal no earlier than the close of business on October 20, 2025, and no later than the close of business on November 19, 2025. Exelon will consider only proposals meeting the requirements of the applicable requirements outlined in our bylaws. Under our bylaws, the proposal must also disclose fully all ownership interests the proponent has in Exelon and contain a representation as to whether the shareholder has any intention of delivering a proxy statement to the other shareholders of Exelon. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. The CGC reviews all shareholder proposals and makes recommendations to the Board for action on such proposals.
Director Recommendations and Nominations
A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the CGC for nomination as a Director must submit the recommendation in writing to the Chair of the Corporate Governance Committee c/o the Corporate Secretary at the address noted below. The CGC will consider all recommended candidates and self-nominees when making its recommendation to the full Board of Directors to nominate a slate of Directors for election.
A shareholder may also use one of two alternative provisions of Exelon’s bylaws to nominate a candidate for election as a director:
•Method 1: Notice of the proposed nomination must be received by Exelon no earlier than the close of business on October 20, 2025, and no later than the close of business on November 19, 2025. The notice must include the information required by Exelon’s bylaws. Under this procedure, any shareholder can nominate any number of candidates for director for election at the annual meeting, but the shareholder’s nominees will not be included in Exelon’s proxy statement or form of proxy for the meeting.
•Method 2 (Proxy-Access): Subject to the requirements set forth in the bylaws, any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 3% of Exelon’s outstanding common stock continuously for at least three years may nominate up to 20% of the Exelon Directors to be elected. The nominating shareholder(s) must provide notice of the proposed nomination and other required information must be received by Exelon no earlier than October 20, 2025, and no later than November 19, 2025. The notice must include the information required under by Exelon’s bylaws. Under this procedure, the shareholder’s nominees will be included in the Exelon proxy statement and the form of proxy for the meeting.
Exelon will not consider any proposal or nomination that does not comply with the requirements of the SEC and Exelon’s bylaws. Exelon’s bylaws are amended from time to time. Please review the bylaws posted on our website to determine if any changes to the nomination process or requirements have been made.

Contact the Corporate Secretary: Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398

2025 ׀ Exelon Proxy Statement	79

Additional Information
Voting
Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Only “shareholders of record” as of the close of business on the record date are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,009,535,632 shares of common stock outstanding and entitled to vote.
Your vote is important. We encourage you to vote promptly. You may vote in the following ways:
•By Internet: If you have internet access, you may vote by internet. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form, as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or voting instruction form.
•By Telephone: If you are in the U.S. or Canada, you can vote by calling 1-800-690-6903 (toll free) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form (VIF), as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.
•By Mail: If you are a holder of record and received a full paper set of materials, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the voting instruction form provided by the holder of record.
•Online during the Annual Meeting: If you attend the virtual Annual Meeting, you may vote online during the meeting prior to the closing of the polls.
Quorum
Holders of a majority of the votes that all shareholders are entitled to cast on a matter to be acted upon at the Annual Meeting must be present at the Annual Meeting or represented by proxy for the transaction of business. This is called a quorum. Shareholders may be present virtually or may be represented by proxy. Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum but shares that otherwise are not voted are not counted toward a quorum.
Voting Standards
The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions on each proposal.

Proposals		Board Recommendation	Voting Standard	Abstain
1	Election of Directors	FOR ALL	Majority of votes cast for each Director	No Effect
2	Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor	FOR	Majority of votes cast	No Effect
3	Advisory Vote to approve Executive Compensation (Say-on-Pay)	FOR	Majority of votes cast	No Effect
Majority Voting For Directors and Director Resignation Policy
We have a majority vote standard for Director elections, which requires that a nominee for Director in an uncontested election receive a majority of the votes cast at a shareholder meeting in order to be elected to the Board. The Board believes that the majority vote standard in uncontested Director elections strengthens the Director nomination process and enhances Director accountability.
We also have a Director resignation policy, which requires any nominee for election as a Director to submit an irrevocable letter of resignation as a condition to being named as such nominee, which would be tendered in the event that nominee fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders. Such resignation would be considered by the Board, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.

80	2025 ׀ Exelon Proxy Statement

Additional Information
Broker Non-Votes
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters.
The following proposal is considered a routine matter: Proposal 2: Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor. All other proposals are considered non-routine and broker non-votes will have no impact on the vote’s outcome.
Tabulation and Reporting of Vote Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the Annual Meeting. Exelon will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Abandoned Property
Escheatment is the process through which abandoned or unclaimed assets are turned over to the state in accordance with each state’s abandoned property laws. Every year, shareholder accounts can be deemed “abandoned” simply because the account owner has not initiated any action with respect to the account in several years. After a period of time, the institution holding the account is legally required to turn the assets over to the state. When Exelon’s records show that you have not voted your shares or otherwise initiated any contact (as defined by each state’s statute) within a certain number of years, we are required to send you a letter notifying you of the pending action by the state and asking you to contact us immediately so that we may record proof that you are still in control of your account. Many states further require us to use specific legal wording in the letter, and as a result many people assume that the warning letter is an attempt at fraud and ignore it.
Exelon’s transfer agent is Equinity Trust Company, which does business as EQ Shareowner Services. If you ever receive a letter from EQ Shareowner Services or their affiliate EQ Unify based in St. Paul, Minnesota regarding your Exelon stock account, PLEASE TAKE IT SERIOUSLY. Please read the letter carefully to consider your options. You may call 1-800-626-8729 to verify your identity to one of EQ’s account representatives OR you may also contact Exelon’s Corporate Secretary at the address shown above to confirm its authenticity.

2025 ׀ Exelon Proxy Statement	81

Frequently Asked Questions
Q: How can I participate in the annual meeting?
Exelon’s 2025 Annual Meeting will be held at 9:00 a.m. ET on April 29, 2025 exclusively via live webcast. There will be no physical meeting location for shareholders to attend; however, we are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions before or during the virtual Annual Meeting.
To participate in the Annual Meeting, visit: www.virtualshareholdermeeting.com/EXC2025 on the day of the meeting, and enter the 16-digit control number included on your proxy card, your Notice of Internet Availability of the Proxy Materials or the instructions that were included with your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. ET. Online check-in will begin at 8:45 a.m. ET. Please allow ample time for the online check-in process.
Q: What is the pre-meeting forum?
One of the benefits of holding the Annual Meeting via live webcast is that it allows us to communicate more effectively with shareholders via a pre-meeting forum that you can access by visiting www.proxyvote.com. On our pre-meeting forum, you can submit a question in writing in advance of the Annual Meeting and access copies of our proxy materials. Through the pre-meeting forum, we can respond to more questions than we were able to respond to at previous in-person meetings.
Appropriate questions submitted by shareholders will be read during the Q&A portion of the Annual Meeting unedited. If multiple questions are submitted on the same topic, we will summarize and respond collectively. Depending on the number of questions submitted, we may not be able to answer all questions during the Annual Meeting. We will post answers to all appropriate questions received in advance of or during the Annual Meeting, including those questions that we do not have time to answer during the Annual Meeting, on the Investor Relations section of our website after the Annual Meeting: investors.exeloncorp.com/.
Q: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
If you have any difficulty accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
Q: Could other matters be decided at the Annual Meeting?
As of the date this proxy statement went to press, we knew of no matters to be raised at the Annual Meeting other than those referred to in this proxy statement.
Q: Where can I view a replay of the Annual Meeting and the answers to questions submitted by shareholders?
A replay of the Annual Meeting webcast, as well as answers to questions submitted by shareholders before or during the Annual Meeting will be available for one year following the date of the meeting on the investor relations page of our website: investors.exeloncorp.com.
Q: Who will count the votes?
Representatives of Broadridge Financial Communications and Exelon’s Office of Corporate Governance will tabulate the votes and act as inspectors of the election.
Q: Who will pay for the cost of this proxy solicitation?
Exelon will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Sodali & Co. (Sodali) to distribute and solicit proxies. We will pay Sodali a fee of $20,000 plus reasonable expenses for these services.
Q: What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with Exelon’s transfer agent, EQ Shareowner Services, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by Exelon.

82	2025 ׀ Exelon Proxy Statement

Frequently Asked Questions
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares and your shares may be referred to as being held in “street name.” This Notice of Annual Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank, or other holder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the internet.
Q: Can I access the notice of annual meeting, proxy statement, and annual report (Form 10-K) on the internet?
As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On or around March 19, 2025 we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Exelon encourages shareholders to take advantage of the availability of the proxy materials on the internet in order to save Exelon the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.
Shareholders of record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.
Beneficial owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker, or other holder of record regarding the availability of this service.
Q: If I am a participant in the Exelon Employee Savings Plan (401(k) retirement plan), how do I vote shares held in my plan account?
If you are a participant in the Exelon Employee Savings Plan, you have the right to provide voting directions to the plan trustee, Northern Trust, by submitting your proxy card for those shares of Exelon Corporation common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially. If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Exelon shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participant’s voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974 (ERISA). Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your voting instructions no later than April 24, 2025, at 11:59 pm ET.
Q: Can I revoke my proxy or change my vote?
Yes. If you voted by internet or by telephone, you may follow the same instructions provided above or in the proxy materials to overwrite your previous vote and submit a new vote. If you are a beneficial owner and mailed a VIF, you must contact your bank, broker or other holder of record and either obtain your 16-digit control number so that you can cast a new vote by internet or telephone or you must ask your bank, broker or other holder of record to request that another set of proxy materials be mailed to you. If you are a shareholder of record, you may call Exelon Corporation at 1-312-394-8811 and request that another set of proxy materials be mailed to you.
Q: What is “householding” and how does it affect me?
Shareholders of record who have the same address and last name may receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2024 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the internet.
If you would like to change your householding election; request that a single copy of the proxy materials be sent to your address; or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

2025 ׀ Exelon Proxy Statement	83

Legal Matters
Forward-Looking Statements
This proxy statement contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; adverse impact of the activities associated with the past deferred prosecution agreement and now-resolved SEC investigation on Exelon's and ComEd's reputation and relationships with legislators, regulators, and customers; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of Exelon’s or any of its subsidiaries’ credit ratings or other failure to satisfy the credit standards in Exelon’s or any of its subsidiaries’ agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.
New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed with respect to Exelon’s most recent Annual Report on Form 10-K, including in Part I, ITEM 1A, any subsequent Quarterly Reports on Form 10-Q, and in other reports filed by Exelon from time to time with the SEC.
Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this proxy statement.
Non-GAAP Financial Measures
Non-GAAP financial measures discussed in this Proxy Statement are identified by the phrase “non-GAAP” and/or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in Appendix A.
Website References
Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. Information contained on our website is not incorporated by reference into this proxy statement for any purpose.

84	2025 ׀ Exelon Proxy Statement

Appendix A
Definitions of Non-GAAP Measures
Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP) and supplements its reporting with certain non-GAAP financial measures, including: Adjusted (non-GAAP) operating earnings per share, adjusted operating earnings, operating return on equity (ROE), and CFO (Cash from Operations)/Debt. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon provides these non-GAAP financial measures as supplemental information and should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures.
This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods.
Adjusted (non-GAAP) operating earnings excludes certain costs, expenses, gains, and losses and other specified items considered by management to be not directly related to the ongoing operations of the business.
The below table reconciles (a) net income attributable to common shareholders from continuing operations as determined in accordance with GAAP and adjusted (non-GAAP) operating earnings for 2024 and (b) reported GAAP earnings per share to adjusted (non-GAAP) operating earnings per share for 2024 (amounts may not add due to rounding).

(in millions except per share data)		Earnings per Share
GAAP Net Income from Continuing Operations	$2,460	$2.45
Environmental Costs	(13)	(0.01)
Asset retirement obligation	8	0.01
Cost management charge	13	0.01
Change in FERC Audit Liability	42	0.04
Income tax-related adjustments	(3)	—
2024 Adjusted (non-GAAP) Operating Earnings	$2,507	$2.50
Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (electric distribution, gas distribution, transmission).
CFO (Cash from Operations)/Debt is a coverage ratio that compares cash flow from operations adjusted for common dividends and change in cash on hand to total debt. The ratio is calculated following Moody’s current methodology.
The most directly comparable GAAP measure to CFO is GAAP Cash Flow from Operations and the most directly comparable GAAP measure to Debt is Long-Term Debt plus Short-Term Borrowings. Management uses CFO/Debt to evaluate financial risk by measuring the company’s ability to service debt using cash from operations. We believe the measure enhances an investor’s overall understanding of the creditworthiness of Exelon’s operating companies.
Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures.

2025 ׀ Exelon Proxy Statement	85

Appendix B
Key Terms and Acronyms

Exelon Companies

ACE	Atlantic City Electric Company	PECO	PECO Energy Company
BGE	Baltimore Gas and Electric Company	Pepco	Potomac Electric Power Company
ComEd	Commonwealth Edison Company	PHI	Pepco Holdings LLC
DPL	Delmarva Power & Light Company
Other Terms

AIP	Annual incentive plan	LTIP	Long-term incentive plan
ARC	Audit and Risk Committee	NEO	Named executive officer
ASC	Accounting Standards Codification	OSCC	Operations, Safety, and Customer Experience Committee
Board	Exelon Board of Directors	PCAOB	Public Company Accounting Oversight Board
CAM	Critical Audit Matters	PEO	Principal executive officer
CBPP	Cash Balance Pension Plan	PwC	PricewaterhouseCoopers LLP
CD&A	Compensation Discussion and Analysis	ROE	Return on equity
CGC	Corporate Governance Committee	RSU	Restricted stock unit
Committees	ARC, CGC, OSCC, and TMCC, as applicable	SAIDI	System Average Interruption Duration Index
CSI	Customer Satisfaction Index	SAIFI	System Average Interruption Frequency Index
DEI	Diversity, equity, and inclusion	SASB	Sustainability Accounting Standards Board
EPS	Earnings per share	SEC	Securities and Exchange Commission
ERG	Employee resource group	SMRP	Supplemental Management Retirement Plan
ERISA	Employee Retirement Income Security Act of 1974	SMSP	Senior Management Severance Plan
ESG	Environment, social and governance	STEM	Science, technology, engineering, and mathematics
FASB	Financial Accounting Standards Board	T&D	Transmission and distribution
FERC	Federal Energy Regulatory Commission	TCFD	Task Force on Climate-Related Financial Disclosures
FFO	Funds from operations	TMCC	Talent Management and Compensation Committee
GAAP	U.S. Generally Accepted Accounting Principles	TSR	Total shareholder return
GHG	Greenhouse gases	UTY	PHLX utility sector index
GRI	Global Reporting Initiative	VIF	Voting instruction form
IRS	Internal Revenue Service

86	2025 ׀ Exelon Proxy Statement

Thank you for being
a shareholder!
Useful Links & Phone Numbers:

Resources for the 2025 Annual Meeting:
To vote in advance of the 2025 Annual Meeting:	proxyvote.com
To attend the 2025 Annual Meeting:	virtualshareholdermeeting.com/EXC2025
To view shareholder Q&A:	investors.exeloncorp.com/events-and-presentations
To view a replay of the 2025 meeting:	investors.exeloncorp.com/events-and-presentations
To vote your shares over the phone:	1-800-690-6903

Other Resources:
To view copies of our corporate documents:	exeloncorp.com/leadership-and-governance/governance-overview
To view our latest Sustainability Report:	exeloncorp.com/sustainability
To change your householding election:	1-866-540-7095 (Broadridge Financial Solutions)
To contact our transfer agent:	1-800-626-8729 (EQ Shareowner Services)
For institutional analysts and investor inquiries:	1-312-394-2345
To report an ethics concern or question:	1-800-233-8442

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/EXC2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61938-P26595

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**EXELON CORPORATION**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. W. Paul Bowers | ☐ | ☐ | ☐ |
| 1b. Calvin G. Butler, Jr. | ☐ | ☐ | ☐ |
| 1c. Marjorie Rodgers Cheshire | ☐ | ☐ | ☐ |
| 1d. David DeWalt | ☐ | ☐ | ☐ |
| 1e. Linda Jojo | ☐ | ☐ | ☐ |
| 1f. Charisse Lillie | ☐ | ☐ | ☐ |
| 1g. Anna Richo | ☐ | ☐ | ☐ |
| 1h. Matthew Rogers | ☐ | ☐ | ☐ |
| 1i. Bryan Segedi | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2 and 3.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Ratification of PricewaterhouseCoopers LLP as Exelon's Independent Auditor for 2025. | ☐ | ☐ | ☐ |
| 3. Advisory vote to approve the compensation paid to Exelon's named executive officers. | ☐ | ☐ | ☐ |

**NOTE:** Authority is also given to vote on all other matters that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING**

Exelon's Notice and Proxy Statement and Annual Report are available online at www.proxyvote.com. The electronic documents have been prepared to offer easy viewing and are completely searchable. The website will allow you to view the materials as you vote the shares. We believe that you will find this method of viewing Exelon's information and voting the shares more convenient.

We encourage you to vote the shares at www.proxyvote.com
and then register for the electronic delivery of Exelon's proxy materials for 2026 and beyond.

V61939-P26595

## EXELON CORPORATION
## 2025 COMMON STOCK PROXY

**This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, April 29, 2025 at 9:00 A.M. Eastern Time at www.virtualshareholdermeeting.com/EXC2025**

NEVIN BOPARAI AND COLETTE D. HONORABLE or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on the proxy card is/are entitled to vote at the annual meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If the proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors.

The Northern Trust Company as trustee for the Exelon Employee Savings Plan, for which Northwest Plan Services, Inc. is the plan record keeper, is hereby authorized to execute a proxy with the identical instructions for any shares of common stock held in the Plan for the benefit of any shareholder(s) named on this card. For all shares for which no valid instruction is timely received, the trustee is instructed to vote the shares in the same proportion as the shares that were affirmatively voted by shareholders participating in the respective plan. Shareholders participating in the respective plan are "named fiduciaries" to the extent of their authority to direct the voting of shares held in their accounts and their proportionate shares of the shares for which no valid instruction is timely received.

**Continued and to be signed on reverse side**